================================================================================

                                  Exhibit 2.1



                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                    among:


                             Siebel Systems, Inc.,
                            a Delaware corporation;


                             SE Acquisition Corp.,
                            a Delaware corporation


                                      and


                                OnTarget, Inc.,
                             a Georgia corporation



                          ---------------------------

                         Dated as of November 17, 1999

                          ---------------------------

================================================================================

                               Table Of Contents

                                                                             Page
1.   Description of Transaction.............................................   1
     1.1   Merger of Merger Sub into the Company............................   1
     1.2   Effect of the Merger.............................................   1
     1.3   Closing; Effective Time..........................................   2
     1.4   Certificate of Incorporation and Bylaws; Directors and Officers..   2
     1.5   Conversion of Shares.............................................   2
     1.6   Employee Stock Options...........................................   3
     1.7   Closing of the Company's Transfer Books..........................   4
     1.8   Exchange of Certificates; Escrow Shares..........................   4
     1.9   Dissenting Shares................................................   6
     1.10  Tax Consequences.................................................   6
     1.11  Accounting Treatment.............................................   6
     1.12  Further Action...................................................   6

2.   Representations and Warranties of the Company..........................   6
     2.1   Due Organization; Subsidiaries; Etc..............................   6
     2.2   Certificate of Incorporation and Bylaws; Records.................   7
     2.3   Capitalization, Etc..............................................   8
     2.4   Financial Statements.............................................   9
     2.5   Absence of Changes...............................................  10
     2.6   Title to Assets..................................................  12
     2.7   Bank Accounts; Receivables.......................................  13
     2.8   Equipment; Leasehold.............................................  13
     2.9   Proprietary Assets...............................................  13
     2.10  Contracts........................................................  16
     2.11  Liabilities......................................................  19
     2.12  Compliance with Legal Requirements...............................  19
     2.13  Governmental Authorizations......................................  19
     2.14  Tax Matters......................................................  19
     2.15  Employee and Labor Matters; Benefit Plans........................  21

                                      i.

                               Table Of Contents
                                  (continued)

                                                                            Page
    2.16  Environmental Matters............................................  24
    2.17  Insurance........................................................  24
    2.18  Related Party Transactions.......................................  25
    2.19  Legal Proceedings; Orders........................................  25
    2.20  Authority; Binding Nature of Agreement...........................  26
    2.21  Non-Contravention; Consents......................................  26
    2.22  Full Disclosure..................................................  27

3.  Certain Covenants of the Company.......................................  27
    3.1  Access and Investigation..........................................  27
    3.2  Operation of the Company's Business...............................  27
    3.3  Notification; Updates to Disclosure Schedule......................  29
    3.4  No Negotiation....................................................  30
    3.5  Conversion of Convertible Debt Securities.........................  30
    3.6  Release of Security...............................................  31
    3.7  Termination of 401(k) Plan........................................  31
    3.8  Art Jacobs Consulting Agreement...................................  31

4.  Representations and Warranties of Parent and Merger Sub................  31
    4.1  SEC Filings; Financial Statements.................................  31
    4.2  Due Organization..................................................  32
    4.3  Non-Contravention; Consents.......................................  32
    4.4  Authority; Binding Nature of Agreement............................  32
    4.5  Valid Issuance....................................................  33
    4.6  Absence of Changes................................................  33
    4.7  Legal Proceedings; Orders.........................................  33

5.  Certain Covenants of the Parties.......................................  33
    5.1  Regulatory Approvals..............................................  33
    5.2  Stockholders' Consent.............................................  34
    5.3  Public Announcements..............................................  34
    5.4  Best Efforts......................................................  34

                                      ii.

                               Table Of Contents
                                  (continued)

                                                                            Page
     5.5   Noncompetition Agreements........................................  34
     5.6   Employee Related Matters.........................................  35
     5.7   FIRPTA Matters...................................................  35
     5.8   Release..........................................................  35
     5.9   Stockholder Representation Letter................................  35
     5.10  Affiliate Agreements.............................................  35
     5.11  Termination of Employee Plans....................................  35
     5.12  Pooling of Interests.............................................  35
     5.13  Tax-Free Reorganization..........................................  36
     5.14  Tax Representation Letters.......................................  36
     5.15  Indemnification of Officers and Directors........................  36
     5.16  Tax Matters......................................................  36
     5.17  Distribution of Company Earnings.................................  36

6.  Conditions Precedent to Obligations of Parent and Merger Sub............  37
     6.1   Accuracy of Representations......................................  37
     6.2   Performance of Covenants.........................................  37
     6.3   Stockholder Approval.............................................  37
     6.4   Consents.........................................................  38
     6.5   Tax Opinion......................................................  38
     6.6   Agreements and Documents.........................................  38
     6.7   FIRPTA Compliance................................................  39
     6.8   HSR Act..........................................................  39
     6.9   No Restraints....................................................  39
     6.10  No Legal Proceedings.............................................  39
     6.11  Termination of Employee Plans....................................  39
     6.12  Termination of Agreements........................................  39
     6.13  Due Diligence....................................................  40
     6.14  No Material Adverse Change.......................................  40
     6.15  Stock Certificates...............................................  40

                                     iii.

                               Table Of Contents
                                  (CONTINUED)

                                                                            Page
     6.16  Evidence of Conversion of Convertible Debt Securities............  40
     6.17  Listing..........................................................  40
     6.18  Release of Company Common Stock from Escrow......................  40
     6.19  Release of Security..............................................  41
7.  Conditions Precedent to Obligations of the Company......................  41
     7.1   Accuracy of Representations......................................  41
     7.2   Performance of Covenants.........................................  41
     7.3   Tax Opinion......................................................  41
     7.4   Documents........................................................  42
     7.5   No Restraints....................................................  42
     7.6   HSR Act..........................................................  42
     7.7   Listing..........................................................  42
8.  Termination.............................................................  42
     8.1   Termination Events...............................................  42
     8.2   Termination Procedures...........................................  43
     8.3   Effect of Termination............................................  43
9.  Indemnification, Etc....................................................  43
     9.1   Survival of Representations, Etc.................................  43
     9.2   Indemnification by Stockholders..................................  44
     9.3   No Contribution..................................................  45
     9.4   Interest.........................................................  45
     9.5   Mitigation of Loss...............................................  46
     9.6   Defense of Third Party Claims....................................  46
     9.7   Setoff...........................................................  47
     9.8   Exclusive Remedy.................................................  47
     9.9   Exercise of Remedies by Indemnitees Other Than Parent............  47
10.  Miscellaneous Provisions...............................................  47
     10.1  Stockholders' Agent..............................................  47
     10.2  Further Assurances...............................................  47

                                      iv.

                               Table Of Contents
                                  (CONTINUED)

                                                                            Page
     10.3  Fees and Expenses................................................  47
     10.4  Attorneys' Fees..................................................  48
     10.5  Notices..........................................................  48
     10.6  Confidentiality..................................................  49
     10.7  Time of the Essence..............................................  49
     10.8  Headings.........................................................  49
     10.9  Counterparts.....................................................  49
     10.10 Governing Law....................................................  49
     10.11 Successors and Assigns...........................................  49
     10.12 Remedies Cumulative; Specific Performance........................  49
     10.13 Waiver...........................................................  50
     10.14 Waiver of Jury Trial.............................................  50
     10.15 Amendments.......................................................  50
     10.16 Severability.....................................................  50
     10.17 Parties in Interest..............................................  50
     10.18 Entire Agreement.................................................  50
     10.19 Construction.....................................................  51

                                      v.

                               LIST OF EXHIBITS

Exhibit A      Certain Definitions

Exhibit B      Form of Voting Agreement and Irrevocable Proxy

Exhibit C      Directors and Officers of the Surviving Corporation

Exhibit D      Individuals to Execute the Noncompetition Agreement
               in the form attached as Exhibit F

Exhibit E      Form of Noncompetition Agreement

Exhibit F      Form of Release

Exhibit G      Form of Stockholder Representation Letter

Exhibit H (a)  Form of Affiliate Agreement

Exhibit H (b)  Individuals to Execute the Affiliate Agreement in the form attached as Exhibit H (a)

Exhibit I      Form of Escrow Agreement

Exhibit J      Form of Registration Rights Agreement

Exhibit K      Form of Tax Representation Letter of Parent and Merger Sub

Exhibit L      Form of Tax Representation Letter of the Company

Exhibit M      Individuals included in definition of "knowledge"

                              AGREEMENT AND PLAN
                         OF MERGER AND REORGANIZATION

     This Agreement And Plan Of Merger And Reorganization ("Agreement") is made and entered into as of November 17, 1999, by and among: Siebel Systems, Inc., a Delaware corporation ("Parent"); SE Acquisition Corp., a Delaware corporation ("Merger Sub"); and OnTarget, Inc., a Georgia corporation (the "Company"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.
                                                                      ---------

                                   Recitals

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement, the Georgia Business Corporation Code and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

     C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the Key Stockholders (as defined in Exhibit A) shall enter into a Voting Agreement
                                ---------
and Irrevocable Proxy substantially in the form attached hereto as Exhibit B.
                                                                   ---------

                                   Agreement

     The parties to this Agreement agree as follows:

1.   Description of Transaction

     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Georgia Business Corporation Code (the "GBCC") and the Delaware General Corporation Law (the "DGCL").

                                       1.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square 3000 El Camino Real, Palo Alto, California 94306 at 10:00 a.m. on November 30, 1999 or at such other time and date as the parties may designate (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL shall be filed with the Secretary of State of the State of Delaware and a properly executed certificate of merger conforming to the requirements of the GBCC shall be filed with the Secretary of State of the State of Georgia. The Merger shall become effective at the latest to occur of the time such certificate of merger is filed with and accepted by the Secretary of State of the State of Delaware and such certificate of merger is filed with the Secretary of State of the State of Georgia (the "Effective Time").

     1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

          (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent;

          (b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C.
---------

     1.5  Conversion of Shares.

          (a) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

               (i) each share of the common stock (par value $0.01 per share) of the Company (the "Company Common Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive the "Applicable Fraction" (as defined in Section 1.5(b)) of a share of the common stock (par value $.001 per share) of Parent ("Parent Common Stock");

               (ii) each share of the common stock (with no par value) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation; and

               (iii) all calculations under this Section 1.5(a) shall be rounded to the nearest one millionth (1/1,000,000th).

                                       2.

          (b) For purposes of this Agreement, the "Applicable Fraction" shall be the fraction: (A) having a numerator equal to 4,000,000 and (B) having a denominator equal to the sum of (i) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement), plus (ii) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to all Company options or convertible debentures to purchase Company Common Stock outstanding immediately prior to the Effective Time (including all shares of Company Common Stock that may ultimately be purchased under Company Options (as defined in Section 1.6 below) or convertible debentures to purchase Company Common Stock that are unvested or are otherwise not then exercisable). Subject only to Section 1.5(c), in no case shall the number of shares of Parent Common Stock issued under this Section 1.5(a) to the Merger Shareholders (as defined below), when added to the shares of Parent Common Stock issuable to the holders of options and convertible debentures to purchase Company Common Stock under 1.6, exceed 4,000,000 shares.

          (c) In the event Parent at any time or from time to time between the date of this Agreement and the Effective Time declares or pays any dividend on Parent Common Stock payable in Parent Common Stock or in any right to acquire Parent Common Stock, or effects a subdivision of the outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock (by stock dividends, combinations, splits, recapitalizations and the like), or in the event the outstanding shares of Parent Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Parent Common Stock, then the Applicable Fraction shall be appropriately adjusted.

          (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and/or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

          (e) A portion of the shares of Parent Common Stock issued in the Merger shall be delivered into escrow and held as specified in Section 1.8 hereof.

     1.6 Employee Stock Options. At the Effective Time, each stock option that is then outstanding under the Company's 1999 Stock Option Plan, whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 1999 Stock Option Plan and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed

                                       3.

Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (d) each assumed Company Option designated an "incentive stock option" as defined in Section 422 of the Code ("ISO") immediately prior to the Effective Time shall remain an ISO; and (e) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect (except that the conversion of each Company Option into an option for Parent Common Stock in accordance herewith shall affect a cancellation of any provision in such Company Option requiring the employee to resell to the Company shares acquired by exercise of such Company Option if such employee voluntarily ends his employment with the Company), and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company's 1999 Stock Option Plan and otherwise) to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. After the Closing Date, Parent shall file with the SEC, a registration statement on Form S-8 registering the shares of Parent Common Stock issuable upon exercise of the Company Options assumed by Parent pursuant to this Section 1.6.

     1.7 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

     1.8  Exchange of Certificates; Escrow Shares.

          (a) At the Closing, each Company shareholder that does not perfect its dissenters' rights and is otherwise entitled to receive shares of Parent Common Stock pursuant to Section 1.5 (a "Merger Shareholder") shall surrender to Parent all certificates representing shares of Company Common Stock (properly endorsed for transfer). As soon as practicable after the

                                       4.

Effective Time, Parent shall (i) deliver to each Shareholder a certificate representing 90% of the number of whole shares of Parent Common Stock that such Merger Shareholder has the right to receive pursuant to the provisions of
Section 1.5 and (ii) deliver to the escrow agent under the Escrow Agreement in the form of Exhibit I hereto (the "Escrow Agreement"), on behalf and in the name
            ---------
of each Merger Shareholder, a certificate representing 10% of the number of whole shares of Parent Common Stock that such Merger Shareholder has the right to receive pursuant to the provisions of Section 1.5 (the "Escrow Shares"). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

          (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market for each of the five consecutive trading days ending on the trading day immediately preceding the Closing.

          (d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

                                       5.

     1.9 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, shares ("Dissenting Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands payment of the fair value of such Dissenting Shares pursuant to, and who complies in all respects with,
Article 13 of the GBCC ("Article 13") shall not be converted into or be exchangeable for the right to receive Parent Common Stock in accordance with
Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.5), but rather the holders of Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with Article 13; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of the fair value of such holder's Dissenting Shares under Article 13, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.5). The Company shall give prompt notice to Parent and Merger Sub of any demands received by the Company for payment of fair value of any shares of Company Common Stock (including a copy of each demand), and Parent and Merger Sub shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands or agree to do any of the foregoing.

     1.10 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.11 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

     1.12 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

2.   Representations and Warranties of the Company

     The Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

     2.1  Due Organization; Subsidiaries; Etc.

          (a) Each of the Acquired Corporations has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full

                                       6.

power (corporate and other) and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all material Contracts by which it is bound.

          (b) Except as set forth in Part 2.1(b) of the Disclosure Schedule, each of the Acquired Corporations has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

          (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the property owned, leased or operated by it or the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on such Acquired Corporation. Each of the Acquired Corporations is in possession of and operating in compliance with all Governmental Authorizations that are material to the conduct of its business, all of which are valid and in full force and effect.

          (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

          (e) The Company has no subsidiaries (defined below) other than Trillium Research, Inc., a Georgia corporation, OnTarget (US) Inc., a Georgia corporation, formerly known as Target Marketing Systems, Inc., Target Marketing Systems Worldwide Ltd., a limited company organized in Ireland, The Sales Consultancy, Inc., a Texas corporation, OnTarget, S.A, a Societe Anonyme incorporated in Switzerland, formerly known as Target Marketing Systems, SA, OnTarget (UK) Ltd., a limited company organized in the United Kingdom (the "OnTarget Subsidiaries"), and Corporate Training Systems Limited, a limited company organized in the United Kingdom ("Corporate Training Systems") (the OnTarget Subsidiaries and Corporate Training Systems are hereinafter referred to as the "Subsidiaries"). The Company directly owns 100 percent of the issued and outstanding stock of each of the OnTarget Subsidiaries and indirectly owns 100 percent of the issued and outstanding stock of Corporate Training Systems. Other than the Company's equity ownership in each of the Subsidiaries as set forth above, none of the Acquired Corporations has any equity or other interest in any Entity (defined below). As used in this Agreement, the word "subsidiary" means any Entity of which the Company directly or indirectly owns 50 percent or more of the equity or that the Company directly or indirectly controls. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity, including, without limitation, the Subsidiaries. Except as set forth in Section 2.1(e) of the Disclosure Schedule, the Company has not guaranteed and is not responsible or liable for any material obligation of any of the Entities, including, without limitation, the Subsidiaries, in which it owns or has owned any equity or other interest.

     2.2 Certificate of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (1) each Acquired Corporation's certificate

                                       7.

of incorporation and bylaws or equivalent governing documents, including all amendments thereto (the "Incorporation Documents"); (2) the stock records of the Acquired Corporations; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders, the board of directors and all committees of the board of directors of each of the Acquired Corporations. There have been no formal meetings or other proceedings of the stockholders, board of directors, or any committee of the board of directors of each of the Acquired Corporations that are not fully reflected in such minutes or other records. There has been no violation of any of the provisions of the Incorporation Documents of each Acquired Corporation, and each Acquired Corporation has not taken any action that is inconsistent in any material respect with any resolution adopted by such Acquired Corporation's stockholders, board of directors or any committee of such Acquired Corporation's board of directors, except where such violation or action would not have a Material Adverse Effect on such Acquired Corporation. The books of account, stock records, minute books and other records of each Acquired Corporation are complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3  Capitalization, Etc.

          (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock (par value $0.01), of which 9,888,625 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. As of the date of this Agreement, the outstanding shares of Company Common Stock and all of the outstanding shares of capital stock of each of the Subsidiaries are held by the Persons, with the addresses of record and in the amounts set forth in Part 2.3(a) of the Disclosure Schedule. Part 2.3(a) of the Disclosure Schedule also provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

          (b) Except as set forth in Part 2.3(b) of the Disclosure Schedule, all of the stock of each of the Subsidiaries owned by the Company is owned by the Company free and clear of any Encumbrance. All of the outstanding stock of each of the Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable, has been issued in compliance with all applicable Legal Requirements, including securities laws, and was not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of such respective Subsidiary. There are no options, warrants or other rights outstanding to subscribe for or purchase any shares of the capital stock of the Subsidiaries and the Subsidiaries are not subject to any obligation, commitment, plan, arrangement or court or administrative order with respect to same. There are no preemptive rights applicable to any shares of capital of any of the Subsidiaries. None of the Subsidiaries have the right to vote on or approve the Merger or any of the other transactions contemplated herein.

          (c) The Company has reserved 3,000,000 shares of Company Common Stock for issuance under its 1999 Stock Option Plan, of which options to purchase 1,012,500 shares are outstanding as of the date of this Agreement. Part 2.3(c) of the Disclosure Schedule accurately

                                       8.

sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code.

          (d) Part 2.3(d) of the Disclosure Schedule accurately sets forth, with respect to each convertible debenture issued to any Person: (i) the name of the holder of such convertible debenture; and (ii) the total number of shares of Company Common Stock that are subject to such convertible debenture and the number of shares of Company Common Stock with respect to which such convertible debenture is immediately exercisable.

          (e) Except as set forth in Parts 2.3(c) and 2.3(d) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

          (f) All outstanding shares of Company Common Stock and all outstanding Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (g) Except as set forth in Part 2.3(g) of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company.

     2.4  Financial Statements.

          (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

               (i) the audited combined balance sheet of Target Marketing Systems, Inc. (now known as OnTarget (US), Inc.) and affiliates (which combines the balance sheets of Target Marketing Systems, Inc., Target Marketing International, Inc. (now known as OnTarget, Inc.) and Trillium Research, Inc.) as of December 31, 1997, and the related audited combined statement of earnings and retained earnings and combined statement of cash flows for the year

                                       9.

then ended, together with the notes thereto and the unqualified report and opinion of Metcalf Rice Fricke & Davis relating thereto;

               (ii) the draft audited combined balance sheet of OnTarget, Inc. and its affiliates (which combines the balance sheets of OnTarget, Inc., Target Marketing Systems, Inc. (now known as OnTarget (US), Inc.) and Trillium Research, Inc.) as of December 31, 1998, and the related draft audited combined statement of income, combined statement of shareholders' equity and combined statement of cash flows for the year then ended, together with the draft notes thereto and the draft unqualified report and opinion of Arthur Andersen & Co. relating thereto; and

               (iii) the unaudited balance sheet of the Acquired Corporations, as of October 31, 1999 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Acquired Corporations for the ten months then ended.

          (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Sections 2.4(a)(i) and 2.4(a)(ii)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(iii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which are not reasonably expected to be, individually or in the aggregate, material in magnitude).

          (c) The books, records and accounts of the Acquired Corporations accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Acquired Corporations.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since October 31, 1999:

          (a) there has not been any material adverse change in any of the Acquired Corporations' business, condition (financial or otherwise), assets, liabilities, operations, financial performance or overall prospects, and, to the best of the knowledge of the Company, no event has occurred that could reasonably be expected to, have a Material Adverse Effect on any of the Acquired Corporations;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Acquired Corporations' material assets (whether or not covered by insurance);

          (c) none of the Acquired Corporations has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of their respective capital stock, and have not repurchased, redeemed or otherwise reacquired any shares of their respective capital stock or other securities;

                                      10.

          (d) the Acquired Corporations have not sold, issued or authorized the issuance of (i) any capital stock or other security (except for, in the case of the Company, Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 1999 Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

          (f) there has been no amendment to any of the Acquired Corporations' Incorporation Documents, and none of the Acquired Corporations have effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) none of the Acquired Corporations has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of such respective Acquired Corporation since October 31, 1999, exceeds $50,000;

          (i) none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

          (j) none of the Acquired Corporations has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with each Acquired Corporation's past practices;

          (k) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $10,000 with respect to a single matter, or in excess of $50,000 in the aggregate;

          (l) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with such Acquired Corporation's past practices;

                                      11.

          (m) none of the Acquired Corporations has (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (n) none of the Acquired Corporations has (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

          (o) none of the Acquired Corporations have changed any of their respective methods of accounting or material accounting practices in any respect;

          (p)  none of the Acquired Corporations has made any Tax election;

          (q) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

          (r) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (s) the Company has not agreed or legally committed to take any of the actions referred to in clauses "(c)" through "(r)" above and the Subsidiaries have not agreed or legally committed to take any of the actions referred to in clauses "(c)" through "(r)", other than "(e)".

     2.6  Title to Assets.

          (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all tangible assets reflected on the Unaudited Interim Balance Sheet; (ii) all tangible assets referred to in Parts 2.1, 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other tangible assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. Each of the Subsidiaries owns, or has valid rights to use, all items of real and personal property that are material to their respective businesses and, except as disclosed in Part 2.6(a), such assets are owned or used by such Subsidiary free and clear of all Encumbrances.

          (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company for which the annual rental payment for each such asset exceeds $25,000.

                                      12.

     2.7  Bank Accounts; Receivables.

          (a) Part 2.7(a) of the Disclosure Schedule describes each account maintained by or for the benefit of the Company at any bank or other financial institution.

          (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of October 31, 1999. All existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since October 31, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $100,000 in the aggregate).

     2.8  Equipment; Leasehold.

          (a) All material items of equipment and other tangible assets owned by or leased to each of the Acquired Corporations are reasonably adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted).

          (b) The Acquired Corporations do not own any real property or any interest in real property, except for the leasehold created under the real property leases identified in Part 2.10 of the Disclosure Schedule.

     2.9  Proprietary Assets.

          (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Other than unregistered trademarks, trade names and service marks (collectively, the "Unregistered Trademarks"), Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Acquired Corporations. Part 2.9(a)(ii) of the Disclosure Schedule also discloses all Unregistered Trademarks that have been and are currently being used by the Acquired Corporations in the ordinary course of business. None of the Acquired Corporations have received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement or unlawful use of any Unregistered Trademark and to the knowledge of the Company, the Acquired Corporations shall be entitled to use and will continue to use such Unregistered Trademarks on and after the Closing. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to any of the Acquired Corporations by any Person (except for any Proprietary Asset that is licensed to such Acquired Corporation under any third party software license generally available to the public at a cost of less than $5,000), and identifies the license agreement under which such Proprietary Asset is being licensed to such Acquired Corporation. Other than the Unregistered Trademarks identified in Part 2.9(a)(ii) of the

                                      13.

Disclosure Schedule, each Acquired Corporation has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule owned by it, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule owned by it. Except as set forth in Part 2.9(a)(iv), none of the Acquired Corporations are obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, none of the Acquired Corporations have developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

          (b) Except as to the absence of registrations referenced in Part 2.9(a)(ii) of the Disclosure Schedule, each Acquired Corporation has taken all measures and precautions reasonably necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure or Company Proprietary Assets that are trade secrets) and otherwise to maintain and protect the value of all Company Proprietary Assets. Each Acquired Corporation has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets that are trade secrets (the "Trade Secrets") and otherwise to maintain and protect the value of all Trade Secrets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, none of the Acquired Corporations have disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

          (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Each Acquired Corporation is not infringing, misappropriating or making any unlawful use of, and each Acquired Corporation has not at any time infringed, misappropriated or made any unlawful use of, or, except as set forth in Part 2.9(c) of the Disclosure Schedule, received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best knowledge of the Company, except as set forth in Part 2.9(c) of the Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

          (d) Each Company Proprietary Asset conforms in all material respects with any enforceable specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of each Acquired Corporation; and there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the any of the Acquired Corporations to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of any of the Acquired Corporations, and, to the best of the knowledge of the Company, there is no basis for any such claim. Subject to Section 2.9(g) (as

                                      14.

affected by Part 2.9(g) of the Disclosure Schedule), the Company has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

          (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable each of the Acquired Corporations to conduct its respective business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e)(i) of the Disclosure Schedule, none of the Acquired Corporations have licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and except as set forth in Part 2.9(e)(ii), none of the Acquired Corporations have entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, all current and former employees of each of the Acquired Corporations have executed and delivered to the respective Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially the same in all material respects as to the form of the Employment Agreement previously delivered to Parent, and all current and former consultants and independent contractors to each of the Acquired Corporations have executed and delivered to such respective Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially the same in all material respects as to the form of the Company Independent Consultant Agreement previously delivered to Parent.

          (g) The Company's current version of its product known as "TAS Navigator," when used in accordance with the product's specifications, will not fail to operate in accordance with such specifications due to use of date data falling on or before January 1, 2000 to and through December 31, 2029 (including February 29, 2000); provided, however, that no representation or warranty is made pursuant to this section with respect to any failure of the TAS Navigator to perform in accordance with the foregoing arising out of any error, failure, malfunction or incorrect result due to third party equipment, operating system software, third party tools, application or database software, or other third party products or materials (in each case, whether or not sold or licensed by Company and including, without limitation, Microsoft operating system platforms, the Microsoft Jet Database engine or Visual Basic). Part 2.9(g) of the Disclosure Schedule describes the steps that the Company has taken, and plans to take, in the review of its computer equipment and software applications used in its internal business operations (but not the operations of any other Person), with respect to the inability of its computerized systems to recognize and properly perform date-sensitive functions (the "Year 2000 Problem"). The Company has and is continuing to address the impact of the Year 2000 Problem on its TAS Navigator software and its internal business computer systems and software applications.

          (h) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by any of the Acquired Corporations to any Person contains any "back door", "time bomb," "Trojan

                                      15.

horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

     2.10  Contracts.

          (a)  Part 2.10 of the Disclosure Schedule identifies:

               (i) each Acquired Corporation Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor; any Acquired Corporation Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Acquired Corporation Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payment in respect of salary) in excess of $500 to any current or former employee or director;

               (ii) each Acquired Corporation Contract relating to the voting and any other rights or obligations of a stockholder of any of the Acquired Corporations, including, without limitation, the Shareholders Agreement dated February 26, 1999 by and among the Company (formerly Target Marketing International, Inc.), J. Alston Gardner, Nicholas J. Nascone, Fred R. Burton, Bradford Milner, Jeffrey Muir, Philip Rawlins, Wendy Lea and Michael Waddell (the "Shareholders' Agreement") and the Registration Rights Agreement dated February 26, 1999 made by the Company (formerly Target Marketing International, Inc.) in favour of Phil Rawlins, Wendy Lea and Michael Waddell (the "Registration Rights Agreement");

               (iii) each Acquired Corporation Contract relating to the merger, consolidation, reorganization or any similar transaction with respect to any of the Acquired Corporations;

               (iv) each Acquired Corporation Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any material Proprietary Asset;

               (v) each Acquired Corporation Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

               (vi) each Acquired Corporation Contract relating to the license of any patent, copyright, trade secret or other Proprietary Asset to or from any of the Acquired Corporations;

               (vii) each Acquired Corporation Contract imposing any restriction on any of the Acquired Corporations (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to

                                      16.

or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

               (viii) each Acquired Corporation Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

               (ix) each Acquired Corporation Contract regarding the acquisition, issuance or transfer of any securities and each Acquired Corporation Contract affecting or dealing with any securities of any of the Acquired Corporations including, without limitation, any restricted stock agreements or escrow agreements;

               (x) each Acquired Corporation Contract which provides for indemnification of any officer, director, employee or agent;

               (xi) each Acquired Corporation Contract relating to the creation of any Encumbrance with respect to any material asset of any of the Acquired Corporations;

               (xii) each Acquired Corporation Contract involving or incorporating any loan, guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

               (xiii) each Acquired Corporation Contract related to or regarding the performance of consulting, advisory or other services or work of any type to any third party;

               (xiv) each Acquired Corporation Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

               (xv) each Acquired Corporation Contract constituting or relating to a Government Contract or Government Bid;

               (xvi) any other Acquired Corporation Contract that was entered into outside the ordinary course of business or was inconsistent with any Acquired Corporation's past practices;

               (xvii) any other Acquired Corporation Contract that has a term of more than 60 days and that may not be terminated by the respective Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation; and

               (xviii) any other Acquired Corporation Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or (B) the performance of services having a value in excess of $50,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiv)" above are referred to in this Agreement as "Material Contracts.")

                                      17.

          (b) The Company has delivered or made available to Parent accurate and complete copies of all Material Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Acquired Corporation Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of the Company, is enforceable by the respective Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c)  Except as set forth in Part 2.10 of the Disclosure Schedule:

               (i) none of the Acquired Corporations has violated or breached in any material respect, or committed any material default under, any Acquired Corporation Contract to which it is a party, which remains uncured, and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract which remains uncured;

               (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or
(D) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract;

               (iii) since January 1, 1997, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract; and

               (iv) to the knowledge of the Company, none of the Acquired Corporations has waived any of its respective material rights under any Material Contract.

          (d) No Person is actively renegotiating, or has a contractual right pursuant to the terms of any Acquired Corporation Contract to renegotiate, any amount paid or payable in excess of $50,000, to the respective Acquired Corporation under any Material Contract or any other material term or provision of any Material Contract.

          (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable each of the Acquired Corporations to conduct its business in the manner in which its business is currently being conducted.

          (f) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of the Company's written contractual obligations to provide services or products under Acquired Corporation Contracts.

                                      18.

     2.11 Liabilities. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by each Acquired Corporation since October 31, 1999 in the ordinary course of business and consistent with such Acquired Corporation's past practices; (c) liabilities under the Acquired Corporation Contracts identified in Part 2.10 of the Disclosure Schedule that are expressly set forth and identifiable by reference to the text of such Acquired Corporation Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

     2.12 Compliance with Legal Requirements. Each of the Acquired Corporations is, and has at all times since January 1, 1997 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Material Adverse Effect on such Acquired Corporation. Since January 1, 1997, none of the Acquired Corporations has received any written notice or written communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Acquired Corporations, and the Company has delivered or made available to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part
2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the respective Acquired Corporation to conduct its business in the manner in which its business is currently being conducted. Each Acquired Corporation is, and at all times since December 31, 1995 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since December 31, 1995, each Acquired Corporation has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14   Tax Matters.

            (a) Except as set forth in Part 2.14(a) of the Disclosure Schedule, all Tax Returns required to be filed by or on behalf of the Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before

                                      19.

the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since December 31, 1995.

          (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from January 1, 1999 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date. All Taxes incurred since the date of the Unaudited Interim Balance Sheet have been incurred in the ordinary course of business.

          (c) Except as set forth in Part 2.14(c) of the Disclosure Schedule, no Company Return relating to Taxes has ever been examined or audited by any Governmental Body. There have been no examinations or audits of any Company Return. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by any of the Acquired Corporation or any other Person), and no such extension or waiver has been requested from any of the Acquired Corporations.

          (d) No claim or Proceeding is pending or to the best of the knowledge of the Company, has been threatened against or with respect to any of the Acquired Corporations in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any of the Acquired Corporations with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the respective Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of each of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations have entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Except as set forth in Part 2.14(d) of the Disclosure Schedule, none of the Acquired Corporations have been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Acquired Corporations is, or has been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

                                      20.

           (f) The Acquired Corporations have no liability for any Tax pursuant to Treasury Regulations Section 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of having been a member of any consolidated, combined or unitary group on or before the Closing Date.

           (g) At all times since the Company's inception through the Closing Date, the Company has been an S corporation within the meaning of Section 1361(a)(1) of the Code and has used December 31 as its taxable year. Except in connection with the transactions contemplated hereby, the Company and the stockholders of the Company have not taken any action that has or will result in the termination of the Company's status as an S corporation within the meaning of Section 1361(a)(1) of the Code or imposition of a tax on the Company under the provisions of Section 1374 of the Code. Except as set forth in Part 2.14(g) of the Disclosure Schedule, the Company has not conducted any business in any state or political subdivision in which the disposition of any of its assets including goodwill in a transaction in which gain or income would be realized would result in the imposition by that state or political subdivision of a corporate level tax. The Company does not conduct any business which is a historic business of, a continuation of, or successor to any business which was previously conducted by another corporation or any other entity which was subject to a United States corporate level tax on its gain or income including a tax imposed by reason of the provisions of Section 1374 and 1375 of the Code, or any predecessor provisions thereto. The Company has never acquired any asset, including goodwill, the basis of which was determined in whole or in part by reference to the basis of the asset in the hands of a C corporation within the meaning of Section 1361(a)(2) of the Code or S corporation subject to the provisions of Section 1374 of the Code or predecessor provisions thereto. The Company has no accumulated "C" corporation earnings and profits. The Company's status as an S corporation will continue to be in effect immediately prior to the time of the consummation of the transactions contemplated hereby. The representations and warranties set forth in this Section 2.14(g) shall also be deemed to apply to any Acquired Corporation (and any predecessor entity of such Acquired Corporation) for which S corporation status was elected or for which Tax Returns were filed based on S corporation status.

     2.15  Employee and Labor Matters; Benefit Plans.

           (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by each Acquired Corporation for the benefit of any employee of the respective Acquired Corporation ("Employee"), except for Plans which would not require the respective Acquired Corporation to make payments or provide benefits having a value in excess of $50,000 in the aggregate.

          (b) Except as set forth in Part 2.15(b) of the Disclosure Schedule, each Acquired Corporation does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company, has not at any time in the past maintained, sponsored or contributed

                                      21.

to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

          (c) Each of the Acquired Corporations maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (d) With respect to each Plan, the Company has delivered or made available to Parent:

               (i) an accurate and complete copy of such Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

               (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

               (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

               (v) accurate and complete copies of all material Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

               (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (e)  Except as set forth in Part 2.15(e) of the Disclosure Schedule,
(i) none of the Acquired Corporations is required to be, and, to the best of the knowledge of the Company, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, and (ii) none of the Acquired Corporations has been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of the Company, none of the Acquired Corporations has made a complete or partial withdrawal from a multiemployer plan, as such term

                                      22.

is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

          (f) None of the Acquired Corporations has any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law or for administrative changes) in a manner that would materially affect any Employee.

          (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

          (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

          (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

          (k) Except as disclosed in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. Except as set forth in Part 2.15(l) of the Disclosure Schedule, all of the Company's employees are "at will" employees.

                                      23.

           (m) To the best of knowledge of the Company, Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

           (n) Each Acquired Corporation is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

           (o) Each of the Acquired Corporations has satisfactory labor relations and to the knowledge of the Company: (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will not have a material adverse effect on the labor relations of any of the Acquired Corporations, and (ii) none of the Company's employees intends to terminate his or her employment with the Company within 60 days of the Closing.

     2.16 Environmental Matters. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each respective Acquired Corporation of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any written notice or written communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such Acquired Corporation is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with such Acquired Corporation's compliance in all material respects with any Environmental Law in the future. To the best of the knowledge of the Company, no current or prior owner of any property leased or controlled by each of the Acquired Corporations has received any written notice or written communication, whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or such Acquired Corporation is not in compliance with any Environmental Law. All Governmental Authorizations currently held by each of the Acquired Corporations pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.); and (ii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of each of the Acquired Corporations and

                                      24.

identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part
2.17 of the Disclosure Schedule. Each of the insurance policies identified in
Part 2.17 of the Disclosure Schedule is in full force and effect. Since December 31, 1995, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

  2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule, since January 1, 1997: (a) No Related Party has, and no Related Party has had, any direct or indirect interest in any material asset used in or otherwise relating to the business of any of the Acquired Corporations; (b) no Related Party is, or has been, indebted to any of the Acquired Corporations; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing or involving any of the Acquired Corporations; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with any of the Acquired Corporations; and (e) no Related Party has any claim or right against any of the Acquired Corporations (other than rights under company Options and rights to receive compensation for services performed as an employee of the respective Acquired Corporation). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each stockholder of each of the Acquired Corporations; (ii) each individual who is, or who has at any time since inception been, an officer of any of the Acquired Corporations;
(iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

  2.19    Legal Proceedings; Orders.

          (a) Except as set forth in Part 2.19(a), there is no pending Legal Proceeding, and (to the best of the knowledge of the Company) no Person has threatened in writing to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations or any Person whose liability any of the Acquired Corporations has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

          (b) Except as set forth in Part 2.19(b) of the Disclosure Schedule, since January 1, 1997, no Legal Proceeding has been commenced by or has ever been pending against any of the Acquired Corporations.

                                      25.

          (c) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by each Acquired Corporation, is subject. To the best of the knowledge of the Company, no officer or other employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the respective Acquired Corporation's business.

  2.20 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

  2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of each Acquired Corporation's respective certificate of incorporation or bylaws, or (ii) any resolution adopted by such Acquired Corporation's stockholders, board of directors or any committee of such Acquired Corporation's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any Acquired Corporation or that otherwise relates to such Acquired Corporation's business or to any of the assets owned or used by such Acquired Corporation;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that is or would constitute a Material Contract, or give any Person the right to
(i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iii) cancel, terminate or modify any such Acquired Corporation Contract; or

                                      26.

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by each Acquired Corporation (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations).

Except as may be required by the DGCL, the GBCC, or the HSR Act, the Company is not and or will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body or any industry regulatory body in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.22 Full Disclosure. This Agreement (including the Disclosure Schedule) does not, and the Company Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

3.   Certain Covenants of the Company

     3.1 Access and Investigation. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 8 or the Effective Time (the "Pre-Closing Period"), each of the Acquired Corporations shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to each of the Acquired Corporations, and with such additional financial, operating and other data and information regarding each of the Acquired Corporations, as Parent may reasonably request; provided, however, none of the Acquired Corporations shall be required to furnish (i) any attorney-client privileged documents or information or (ii) any work papers of its accountants unless, if requested by such accountants, Parent enters into an indemnity agreement with such accountants reasonably acceptable to such accountants. During the Pre-Closing Period, Parent and its Representatives will hold any such information which is confidential to any of the Acquired Corporations in accordance with the terms of the Mutual Non-Disclosure Agreement, dated November 3, 1999, between the Company and Parent.

     3.2 Operation of the Company's Business. Unless the Company obtains the prior written consent of Parent (which consent shall not be unreasonably withheld), during the Pre-Closing Period:

                                      27.

          (a) each Acquired Corporation shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) each Acquired Corporation shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with such Acquired Corporation;

          (c) none of the Acquired Corporations shall cancel any of its respective insurance policies identified in Part 2.17 of the Disclosure Schedule;

          (d) the Company shall cause its Chief Executive Officer to report regularly (but in no event less frequently than weekly) to the President of Parent concerning the status of the Company's business;

          (e) except for the distributions set forth in Part 3.2(e) of the Disclosure Schedule, none of the Acquired Corporations shall declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, nor repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (f) none of the Acquired Corporations shall sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock to employees upon the exercise of outstanding Company Options);

          (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its 1999 Stock Option Plan, or (ii) any provision of any agreement evidencing any outstanding Company Option;

          (h) none of the Acquired Corporations shall amend or permit the adoption of any amendment to such Acquired Corporation's certificate of incorporation or bylaws, or effect or permit such Acquired Corporation to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (i) none of the Acquired Corporations shall form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) none of the Acquired Corporations shall make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of such Acquired Corporation during the Pre-Closing Period, do not exceed $50,000 per month;

          (k) none of the Acquired Corporations shall (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a

                                      28.

Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Material Contract;

          (l) other than within the ordinary course of business and consistent with past practices, none of the Acquired Corporations shall (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by such Acquired Corporation pursuant to Contracts that are not Material Contracts;

          (m) none of the Acquired Corporations shall (i) lend money to any Person (except that each Acquired Corporation may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money;

          (n) none of the Acquired Corporations shall (i) establish, adopt or amend any Employee Benefit Plan (other than amendments adopted solely to comply with applicable tax qualifications requirements under the Code and which do not materially increase any of the Acquired Corporation's cost of maintaining such plans), (ii) make any individual payment in excess of $500 in order to: (X) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or (Y) increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $100,000;

          (o) none of the Acquired Corporations shall change any of its methods of accounting or accounting practices in any material respect;

          (p)  none of the Acquired Corporations shall make any Tax election;

          (q) none of the Acquired Corporations shall commence or settle any material Legal Proceeding;

          (r) none of the Acquired Corporation shall agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

     3.3  Notification; Updates to Disclosure Schedule.

          (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

               (i) the discovery by any of the Acquired Corporations of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                                      29.

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of any of the Acquired Corporations; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 3.3(a)requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. Except as set forth in Sections 9.2(a)(i) and (ii), no such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or
(ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

     3.4 No Negotiation. During the Pre-Closing Period, none of the Acquired Corporations shall, directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by any of the Acquired Corporations during the Pre-Closing Period.

     3.5 Conversion of Convertible Debt Securities. At or prior to the Closing, the Company shall cause each convertible debt security that is then outstanding to be converted into Company Common Stock or terminated.

                                      30.

     3.6 Release of Security. Prior to the Closing Date, the Company shall take or shall cause to be taken all actions as shall be necessary or advisable in order to ensure any Encumbrances held by Wachovia Bank, National Association ("Wachovia") (the "Release of Security") or any other Person with respect to any capital stock or securities of any of the Acquired Corporations are fully discharged. The parties agree that in order to effect the Release of Security, the Wachovia loan commitment may be reduced from $10 million to $7 million if requested by Wachovia. In the event such Encumbrances cannot be discharged without repayment of any loan or advance made to an Acquired Corporation by Wachovia, or any other Person, the Company shall pay or shall cause to be paid in full: (i) any loans or other advances made by Wachovia in favor of any of the Acquired Corporations pursuant to a loan and security agreement dated April 22, 1999 between the Company and Wachovia (the "Wachovia Loan Agreement") or otherwise, and (ii) any other loans, advances or other amounts owing to any other Person.

     3.7 Termination of 401(k) Plan. To the extent requested by Parent, the Company shall ensure that its Profit Sharing/401(k) Plan (the "Plan") shall be terminated immediately prior to the Effective Time. The parties agree that a determination letter shall be filed with the Internal Revenue Service with respect to the termination of the Plan after the Closing Date.

     3.8 Art Jacobs Consulting Agreement. The Company shall use best efforts to either: (i) amend the consulting agreement dated July 26, 1995 by and among Arthur Jacobs, Valkyrie Management Corporation, Target Marketing Systems Inc. and Target Marketing International Inc. (the "Art Jacobs Agreement") to ensure that any and all payment(s) that may be payable to Art Jacobs pursuant to the Art Jacobs Agreement or otherwise are not accelerated as a result of the Merger or any other transactions contemplated by this Agreement; or (ii) terminate the Art Jacobs Agreement in its entirety without any acceleration of any payments that may now or in the future be payable to Art Jacobs pursuant to the Art Jacobs Agreement or otherwise.

4.   Representations and Warranties of Parent and Merger Sub

     Parent and Merger Sub jointly and severally represent and warrant to the Company and the Stockholder as follows:

     4.1  SEC Filings; Financial Statements.

          (a) Parent has made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between May 15, 1996 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                      31.

          (b)  The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments (which are not reasonably expected to be, individually or in the aggregate, material in amount); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     4.2  Due Organization.

          (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used and to perform its obligations under any contract filed as an exhibit to any Parent SEC Documents.

          (b) Parent is qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business and of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Parent's business, condition (financial or otherwise), assets, liabilities or operations.

     4.3 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or Merger Sub, or (iii) any provision of any contract filed as an exhibit to any of the Parent SEC Documents. Neither Parent nor Merger Sub will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except for (i) the filing of the certificate of merger with the Secretary of State of the State of Delaware, (ii) the filing of one or more registration statements on Form S-3 with the SEC and the declaration of effectiveness of such registration statements by the SEC, and (iii) the filing of a Notification of Listing of Additional Shares with the Nasdaq National Market.

     4.4 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this

                                      32.

Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     4.5 Valid Issuance. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     4.6 Absence of Changes. From September 30, 1999 to the date of this Agreement, there has not been any material adverse change in Parent's business, condition (financial or otherwise), assets, liabilities or operations.

     4.7 Legal Proceedings; Orders. There is no pending Legal Proceeding and to the best knowledge of Parent and Merger Sub, no Person has threatened to commence any Legal Proceeding: (i) against Parent that could reasonably be expected to have a material adverse effect on Parent's business, condition (financial or otherwise), assets, liabilities or operations (other that any actual or threatened Legal Proceeding that has been previously disclosed in any of the Parent SEC Documents); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Parent and Merger Sub, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

5.   Certain Covenants of the Parties

     5.1 Regulatory Approvals. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other

                                      33.

transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     5.2 Stockholders' Consent. The Company shall, in accordance with its certificate of incorporation and bylaws and the applicable requirements of the GBCC, solicit the consent, either in writing or by a special meeting, of the stockholders of the Company as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement. Without limiting the generality or the effect of anything contained in the Voting Agreements and Irrevocable Proxies in the form of Exhibit B being
                                                                ---------
executed and delivered by the Key Stockholders to Parent contemporaneously with the execution and delivery of this Agreement, each Key Stockholder shall cause all shares of the capital stock of the Company that are owned, beneficially or of record, by such Key Stockholder on the record date for the solicitation of the consent of the stockholders of the Company, either in writing or by special meeting, to be voted in favor of the Merger and this Agreement. For greater certainty, in lieu of calling and holding a special shareholders' meeting, the Company may solicit the approval of the stockholders of the Company of the Merger and the other transactions contemplated by this Agreement by written consent.

     5.3 Public Announcements. During the Pre-Closing Period, (a) each of the Acquired Corporations shall not (and shall not permit any of their respective Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

     5.4 Best Efforts. Prior to Closing, (a) each of the Acquired Corporations shall use its best efforts to cause the conditions set forth in Section 5 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis.

     5.5 Noncompetition Agreements. At or prior to the Closing, each of the individuals identified on Exhibit D shall execute and deliver a Noncompetition
                          ---------
Agreement in the form of Exhibit E.
                         ----------

                                      34.

     5.6 Employee Related Matters. Parent shall offer to employees of the Company as of the date of this Agreement who are also employees of the Company immediately prior to the Effective Time employment by the Parent after the Effective Time, and each such offer shall be in the form of an individual offer letter prepared in accordance with Parent's customary form (such letter to confirm such employee's initial position, compensation, location and reporting relationship). Those employees of the Company that continue to be employees of Parent or any of its affiliates, including the Company, following the Closing shall, subject to any necessary transition period and the terms of such plans, be immediately eligible to participate in Parent's health, vacation, employee stock purchase, 401(k) and other plans, to the same extent as comparably situated employees of Parent and shall receive credit under all Parent's benefit plans for time served as an employee of the Company (it being agreed that such credit shall not apply with respect to the vesting schedule of any stock options granted by Parent to such employees).

     5.7 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     5.8 Release. At the Closing, each Key Stockholder shall execute and deliver to the Company and Parent a Release in the form of Exhibit F.
                                                           ---------

     5.9 Stockholder Representation Letter. At the Closing, each stockholder of the Company shall execute and deliver to Parent a Stockholder Representation Letter substantially in the form of Exhibit G.
                                    ---------

     5.10 Affiliate Agreements.  Each Person identified on Exhibit H (b) (and
                                                           -------------
any other Person that could reasonably be deemed to be an "affiliate" of any of the Acquired Corporations for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit H (a).
                                                 -------------

     5.11 Termination of Employee Plans. At the Closing, the Company shall terminate its 1999 Stock Option Plan, and shall ensure that no employee or former employee of the Company has any rights under such Plan and that any liabilities of the Company under such Plan (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company, except as otherwise provided in Section 1.6.

     5.12 Pooling of Interests. Each of the Company and Parent agrees (and the Company agrees to cause each of the Acquired Corporations) (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests."

                                      35.

  5.13 Tax-Free Reorganization. No party shall take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368 of the Code.

  5.14 Tax Representation Letters. At or prior to the Closing, Parent, Merger Sub and the Company shall each execute and deliver to Kilpatrick Stockton LLP and Cooley Godward LLP tax representation letters in the form attached hereto as Exhibit K and Exhibit L, respectively.
---------     ---------

  5.15 Indemnification of Officers and Directors. For six years from and after the Closing Date, Parent agrees to indemnify and hold harmless all past and present officers and directors of the Company to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Incorporation Documents for acts or omissions which occurred at or prior to the Effective Time. This indemnification shall not apply to any claim by an Indemnitee pursuant to the terms of this Agreement or any other agreement contemplated by this Agreement.

  5.16    Tax Matters.

          (a) The Stockholders' Agent shall prepare or cause to be prepared in good faith and in a manner consistent with the Financial Statements, and with past practices of the Company and file or cause to be filed all Company Returns relating to income Taxes for all periods ending on or prior to the Closing which are filed after the Closing. The Company shall permit representatives of Parent to review and comment on each such Tax Return described in the preceding sentence prior to filing. Notwithstanding the foregoing, if the Stockholders' Agent fails to prepare or cause to be prepared any Company Returns (in accordance with this Section 5.16) on or before thirty (30) days prior to the due date (without extension) of such Company Returns, then the parties agree that Parent shall prepare or cause to be prepared, and file or cause to be filed, such Company Returns.

          (b) Parent shall cooperate fully, as and to the extent reasonably requested by the Company, in connection with the filing of Company Returns pursuant to Section 5.16(a) and any audit, litigation or other proceeding with respect to income Taxes with respect to any period ending on or before the Closing Date. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent agrees (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing until the expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the Stockholders' Agent reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Company so requests, to allow the Stockholders' Agent to take possession of such books and records.

  5.17 Distribution of Company Earnings. The parties agree that certain pre-tax earnings of the Company for its three (3) fiscal quarters ended September 30, 1999 (the "Three

                                      36.

Quarters Distribution") and its partial fiscal quarter ended on the Closing Date (the "Partial Quarter Distribution") shall be distributed to the stockholders of the Company. This distribution will be in an amount which is consistent with prior years' distributions, as a percentage of taxable income. The distribution will be made in the following manner:

     (i) fifty percent (50%) of the Three Quarters Distribution will be distributed on or before November 19, 1999 and the remaining fifty percent (50%) of the Three Quarters Distribution will be distributed on or before March 31, 2000; and

     (ii) fifty percent (50%) of the Partial Quarter Distribution will be distributed on or before February 15, 2000 and the remaining fifty percent (50%) of the Partial Quarter Distribution will be distributed on or before March 31, 2000.

     The parties agree that the calculation of pre-tax earnings of the Company during the relevant periods shall be made in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods.

6.   Conditions Precedent to Obligations of Parent and Merger Sub

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Parent), at or prior to the Closing, of each of the following conditions:

     6.1 Accuracy of Representations. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (except for such representations and warranties that are qualified by their terms by a reference to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties, which representations and warranties as so qualified shall be true and correct in all respects), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule, and except for such representations and warranties which are qualified by their terms by a reference to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties, which representations and warranties as so qualified shall be true and correct in all respects).

     6.2 Performance of Covenants. All of the covenants and obligations that the Acquired Corporations are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     6.3 Stockholder Approval. The Merger and this Agreement shall have been duly approved by the affirmative vote of 95% of the shares of Company Common Stock entitled to vote with respect thereto. The number of Dissenting Shares shall be less than 5% of the Company Common Stock outstanding immediately prior to the Scheduled Closing Time.

                                      37.

  6.4 Consents. All Consents (a) required to be obtained from any Governmental Entity, and (b) otherwise required to be obtained, in each case, in connection with the Merger and the other transactions contemplated by this Agreement (including the consent of Wachovia and the Consents identified in Part
2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

  6.5 Tax Opinion. Parent shall have received a written opinion from Cooley Godward LLP in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and such opinion shall not have been withdrawn; provided, however, that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion to Parent, this condition shall nonetheless be deemed to be satisfied if counsel to the Company renders such opinion to Parent. In rendering such tax opinion, counsel shall be entitled to rely on the tax representation letters referred to in Section 5.14.

  6.6 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a)  Noncompetition Agreements in the form of Exhibit E, executed by
                                                        ---------
the Persons identified in Exhibit D;
                          ---------

          (b)  a Release in the form of Exhibit F, executed by each of the
                                        ---------
stockholders of the Company;

          (c) an Stockholder Representation Letter substantially in the form of Exhibit G, executed by each stockholder of the Company;
---------

          (d) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Parent, executed by Regent Tower Holdings, Inc.; Northpark Central VEFII, L.P.; Brolliet S.A.; C. Center Corporation; Rumney-Manor Limited; Comptoir Genevois Immobilier; Hausverwaltung Geldmacher - Schuler, Watermarke Companies, Inc., and Schweizer Ruck-Versicherung;

          (e) a legal opinion of Kilpatrick Stockton LLP as of the Closing Date, in a form acceptable to Parent;

          (f) a certificate executed by the Company and containing the representation and warranty of the Company that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made as of the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.4 have been duly satisfied (the "Company Closing Certificate");

          (g) written resignations of all directors of the Company, effective as of the Effective Time;

                                      38.

          (h)  the Escrow Agreement in the form of Exhibit I, executed by the
                                                   ---------
Stockholders' Agent and the other parties thereto, and the Escrow Shares shall have been deposited thereunder;

          (i)  Affiliate Agreements in the form of Exhibit H (a), executed by
                                                   -------------
the Persons identified on Exhibit H (b) and by any other Person who could
                          -------------
reasonably be deemed to be an "affiliate" of the Acquired Corporations for purposes of the Securities Act;

          (j)  a Registration Rights Agreement in the form of Exhibit J,
                                                              ---------
executed by the Stockholders' Agent; and

          (k) a letter from Arthur Andersen LLP, dated as of the Closing Date and addressed to Parent and the Company, reasonably satisfactory in form and substance to Parent and KPMG LLP, to the effect that, after reasonable investigation, Arthur Andersen LLP, is not aware of any fact concerning any of the Acquired Corporations or any of such Acquired Corporations' shareholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

  6.7 FIRPTA Compliance. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.8.

  6.8 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

  6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

  6.10 No Legal Proceedings. No Governmental Body or Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging or seeking the recovery of a material amount of damages in connection with the Merger; (b) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of Merger Sub or any of the Acquired Corporations; or (c) claiming to own any capital stock of any of the Acquired Corporations, or the option or other right to the capital stock of any of the Acquired Corporations, or right to receive consideration as a result of the Merger.

  6.11 Termination of Employee Plans. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the benefit plans referred to in Section 5.11.

  6.12    Termination of Agreements.   Prior to the Closing, the following
agreements and/or provisions of the following agreements shall be terminated and shall no longer be in effect:

                                      39.

          (a)  the Shareholders' Agreement (as defined in Section 2.10);

          (b)  the Registration Rights Agreement (as defined in Section 2.10);

          (c) the registration rights agreement dated July 7, 1999 by and among the Company, Alun Newby, Barbara Newby, David Roberts and William Hill;

          (d) the escrow agreement dated February 26, 1999 by and among the Company (formerly Target Marketing International, Inc.), Philip Rawlins, Wendy Lea, Michael Waddell and Kilpatrick Stockton LLP, as escrow agent (the "February 1999 Escrow Agreement");

          (e) the escrow agreement dated July 7, 1999 by and among the Company, Alun Newby, Barbara Newby, Stephen William Hill, David Elwyn and Kilpatrick Stockton LLP, as escrow agent (the "July 1999 Escrow Agreement"); and

          (f) Section 6.9 of the agreement and plan of merger dated February 26, 1999 by and among Target Marketing International, Inc., TSC Merger Subsidiary, Inc., The Sales Consultancy, Inc. and Philip Rawlins, Wendy Lea and Michael Waddell.

     6.13 Due Diligence.   Parent shall have completed its investigation and
review of the Company's business, financial condition, legal status and other matters in a manner satisfactory to Parent, as determined in it sole discretion.

     6.14 No Material Adverse Change. There shall have been no material adverse change or decline in value in the business, properties, condition (financial or otherwise), results of operations, or prospects of the Company (or in any aspect or portion thereof) since the date of this Agreement.

     6.15 Stock Certificates. Parent shall have received certificates representing all of the capital stock of each of the Acquired Corporations, less any Dissenting Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed and, immediately following the Closing, Parent shall own all of the outstanding capital stock and rights to acquire capital stock each of the Acquired Corporations less any Dissenting Shares.

     6.16 Evidence of Conversion of Convertible Debt Securities. The Company shall have provided to Parent evidence satisfactory to Parent that all convertible debt securities to purchase shares of the capital stock of each of the Company have been converted to shares of Company Common Stock and that such convertible debt securities are no longer in effect.

     6.17 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     6.18 Release of Company Common Stock from Escrow. All of the shares of Company Common Stock held in escrow pursuant to the February 1999 Escrow Agreement and

                                      40.

the July 1999 Escrow Agreement or any other escrow agreement or similar agreement shall have been fully released from escrow and delivered to each of the stockholders of the Company entitled to such shares.

     6.19 Release of Security. Prior to the Closing Date, the Company shall have provided to Parent evidence satisfactory to Parent that any and all Encumbrances held by Wachovia or any other Person with respect to any capital stock or securities of any of the Acquired Corporations have been fully discharged and that all of the capital stock of each of the Acquired Corporations is free and clear of all Encumbrances. The parties agree that in order to effect the Release of Security (as defined in Section 3.6 above), the Wachovia loan commitment may be reduced from $10 million to $7 million if requested by Wachovia. In the event such Encumbrances cannot be discharged without repayment of any loan or advance made to an Acquired Corporation by Wachovia or any other Person, on or prior to the Closing Date, the Company shall have provided to Parent evidence satisfactory to Parent that any and all loans or other advances made by Wachovia or any other Person in favor of any of the Acquired Corporations pursuant to the Wachovia Loan Agreement or otherwise, has been paid in full and any Encumbrances held by Wachovia or any other Person with respect to any assets of the Acquired Corporations has been fully discharged.

7.   Conditions Precedent to Obligations of the Company

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3 Tax Opinion. The Company shall have received a written opinion from Kilpatrick Stockton LLP in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and such opinion shall not have been withdrawn; provided, however, that if Kilpatrick Stockton LLP does not render such opinion or withdraws or modifies such opinion to the Company, this condition shall nonetheless be deemed to be satisfied if counsel to Parent renders such opinion to the Company. In rendering such tax opinion, counsel shall be entitled to rely on the management tax representation letters referred to in Section 5.14.

                                      41.

     7.4  Documents.  The Company shall have received the following documents:

          (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in a form acceptable to the Company;

          (b)  a Registration Rights Agreement in the form of Exhibit J,
                                                              ---------
executed by Parent;

          (c) a certificate executed by Parent and containing the representation and warranty of Parent that each of the representations and warranties set forth in Section 4 is accurate in all respects as of the Closing Date as if made as of the Closing Date; and

          (d) a letter from KPMG LLP, dated as of the Closing Date and addressed to the Company, reasonably satisfactory in form and substance to the Company, to the effect that, after reasonable investigation, KPMG LLP concurs with the judgment of management of Parent that the Merger can be accounted for using the "pooling of interests" method in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

     7.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.6 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     7.7 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

8.   Termination

     8.1  Termination Events.  This Agreement may be terminated prior to the
Closing:

          (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of any of the Acquired Corporations or any of the stockholders of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                                      42.

          (c) by Parent if the Closing has not taken place on or before December 31, 1999 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

          (d) by the Company if the Closing has not taken place on or before December 31, 1999 (other than as a result of any failure on the part of one of the Acquired Corporations to comply with or perform any covenant or obligation of such Acquired Corporation as set forth in this Agreement); or

          (e)  by the mutual consent of Parent and the Company.

     8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c), or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(e), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     8.3  Effect of Termination.  If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither any of the Acquired Corporations nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) each of the Acquired Corporations shall, in all events, remain bound by and continue to be subject to Section 5.3.

9.   Indemnification, Etc.

     9.1  Survival of Representations, Etc.

          (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Company Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. The representations and warranties made by Parent and Merger Sub in Sections 4.4 and
4.5 shall survive the Closing and shall expire on the first anniversary of the Closing Date. All other representations and warranties made by Parent and Merger Sub in this Agreement shall terminate and expire as of the Effective Time, and any

                                      43.

liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

          (b) The representations, warranties made by the Company, and the covenants and obligations of each of the Acquired Corporations, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

          (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

     9.2  Indemnification by Stockholders.

          (a) From and after the Effective Time (but subject to Sections 9.1(a) and 9.2(b)), the stockholders of the Company who shall have received, or shall be entitled to receive, Parent Common Stock pursuant to Section 1.5 (the "Indemnitors"), severally but not jointly, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse (through the Escrow Shares or otherwise) each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 made as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but with giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing, except to the extent such update(s) disclose matters, either individually or in the aggregate, which relate to the representations and warranties of the Company set forth in Sections 2.3, 2.4, 2.14 or 2.19 and which impact the value of the Acquired Corporations, taken as a whole, by an amount which equals or exceeds $250,000); (ii) any inaccuracy in or breach of any representation or warranty set forth in the Company Closing Certificate (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but with giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing);
(iii) any breach of any covenant or obligation of each of Acquired Corporations (including the covenants set forth in Sections 3 and 5); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)", "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this
Section 9).

          (b)  For greater certainty and notwithstanding anything set forth in
Section 9.2(a)(i), the parties hereby agree that to the extent any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing discloses matters, either individually or

                                      44.

in the aggregate, which relate to the representations and warranties of the Company set forth in Sections 2.3, 2.4, 2.14 or 2.19 and which impact the value of the Acquired Corporations, taken as a whole, by an amount which equals or exceeds $250,000, such update(s) shall not be given effect in determining whether any inaccuracy in or breach of any representation or warranty set forth in Section 2 made as of the date of this Agreement has occurred and Parent shall be entitled to full indemnification for Damages incurred in accordance with this
Section 9 on such basis.

          (c) The Company acknowledges and agrees that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

          (d) Deductible. The Indemnitors shall not be required to make any indemnification payment pursuant to Section 9.2(a) until such time as the total amount of all Damages (including the Damages arising from any inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $350,000 in the aggregate. (If the total amount of such Damages exceeds $350,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $350,000.)

          (e) Maximum Liability. The maximum liability of the Indemnitors to the Indemnitees for Damages relating to any breach by an Indemnitor of any representation or warranty, covenant or other provision contained in this Agreement shall be limited to an amount equal to the product of (x) 1,000,000 and (y) the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market for each of the five consecutive trading days ending on the trading day immediately preceding the Closing.

          (f) Exclusions from Limitations. The limitations that are set forth in Sections 9.2(d) and 9.2(e) shall not apply in the case of fraud or intentional misrepresentation.

     9.3 No Contribution. Each Indemnitor waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Merger Sub or any of the Acquired Corporations in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Company Closing Certificate.

     9.4 Interest. Any Indemnitor who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Indemnitor first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Indemnitor to such Indemnitee is fully satisfied by such Indemnitor) at a floating rate equal to the rate of interest

                                      45.

publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

     9.5 Mitigation of Loss. Indemnitees shall use their reasonable efforts to mitigate any Damages in connection with an indemnity claim made pursuant to
Section 9.2(a) with the scope to be as required by applicable law. If the amount of Damages, at any time prior to or subsequent to the payment thereof by an Indemnitor to an Indemnitee pursuant to this Section 9 is reduced pursuant to any insurance coverage, the amount of such reduction (net of (i) any out-of-pocket expenses, (ii) increases in premiums or (iii) any deductible incurred in obtaining such reduction) shall promptly be repaid by the Indemnitee to the Indemnitor. Notwithstanding any other provision in this Agreement including this Section 9.5, there shall be no affirmative obligation or duty on the part of either Parent or Merger Sub to obtain insurance with respect to any aspect of their respective business, operations or assets.

     9.6 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Merger Sub or any of the Acquired Corporations, against Parent or against any other Person) with respect to which any Indemnitor may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this
Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

          (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Indemnitors;

          (b) each Indemnitor shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

          (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Stockholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent, Merger Sub or any of the Acquired Corporations and shall keep the Stockholders' Agent informed at all stages thereof; provided, however, that any failure on the part of Parent to so notify or inform the Stockholders' Agent shall not limit any of the obligations of the Indemnitors under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Stockholders' Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent; provided, however, that the Stockholders' Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld).

                                      46.

     9.7 Setoff. In addition to any rights of setoff or other similar rights that Parent or any of the other Indemnitees may have at common law or otherwise, Parent shall have the right to withhold and deduct any sum that may be owed to any Indemnitee under this Section 9 or pursuant to any other provision of this Agreement from any amount otherwise payable by any Indemnitee to the Shareholders' Agent or any stockholder of the Company.

     9.8 Exclusive Remedy. Subject to the rights of the Indemnitees set forth in Section 9.7, the Indemnitors shall not be liable or responsible in any manner whatsoever to Indemnitees, whether for indemnification or otherwise, except for indemnity as expressly provided in this Section 9 and this Section 9 provides the exclusive remedy and cause of action of Indemnitees against any Indemnitor with respect to any matter arising out of or in connection with this Agreement; provided, however, no claim against an Indemnitor for fraud or intentional misrepresentation by such Indemnitor shall be subject to the limitations of this paragraph or this Section 9.

     9.9 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

10.  Miscellaneous Provisions

     10.1 Stockholders' Agent. By virtue of their approval of the Merger, stockholders of the Company hereby irrevocably appoint J. Alston Gardner as their agent for purposes of Sections 6 and 9 (the "Stockholders' Agent"), and J. Alston Gardner hereby accepts his appointment as the Stockholders' Agent.
Parent shall be entitled to deal exclusively with the Stockholders' Agent on all matters relating to Sections 6 and 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Stockholder by the Stockholders' Agent, and on any other action taken or purported to be taken on behalf of any Stockholder by the Stockholders' Agent, as fully binding upon such Stockholder.

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to any of the Acquired Corporation's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all

                                      47.

agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, (d) the consummation of the Merger; provided, however, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of any of the Acquired Corporations (including all such fees, costs and expenses incurred prior to the date of this Agreement and including the amount of all special bonuses and other amounts that may become payable to any officers of any of the Acquired Corporations or other Persons in connection with the consummation of the transactions contemplated by this Agreement) exceeds $400,000 in the aggregate, such fees, costs and expenses shall be borne and paid by the stockholders of the Company and not by any of the Acquired Corporations, and (e) the filing of the premerger notification and report forms relating to the Merger under the HSR Act.

     10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          If to Parent or Merger Sub:


          Siebel Systems, Inc.
          1855 South Grant Street
          San Mateo, CA 94402
          Attention: Vice President, Legal Affairs
          Facsimile: (650) 295-5116

          If to the Company:

          OnTarget, Inc.
          3348 Peachtree Road NE, Suite 700
          Atlanta, GA 30326
          Attention: President
          Facsimile: (404) 965-1711

                                      48.

           If to the Stockholders' Agent or any of the Indemnitors:

           J. Alston Gardner
           c/o OnTarget, Inc.
           3348 Peachtree Road NE, Suite 700
           Atlanta, GA 30326
           Facsimile No.: (404) 965-1711

     10.6 Confidentiality. Without limiting the generality of anything contained in Section 5.3, on and at all times after the Closing Date, the Company (and the Company shall cause each of the Subsidiaries) to keep confidential, and not use or disclose to any other Person, any non-public document or other non-public information in each Acquired Corporation's possession that relates to the business of such Acquired Corporation or Parent.

     10.7 Time of the Essence. For the purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

     10.8 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.10 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     10.11 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's stockholders (to the extent set forth in Section 1.5); the holders of assumed Company Options (to the extent set forth in Section 1.6); Parent; Merger Sub; the other Indemnitees (subject to Section 9.9); and the respective successors and assigns (if any) of the foregoing. After the Closing Date, Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.12 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any reach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be

                                      49.

available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.13 Waiver.

           (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

           (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.14 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     10.15 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered: (a) prior to the Closing Date, on behalf of Parent, Merger Sub, the Company and the Shareholders' Agent (acting exclusively for and on behalf of all of the Merger Shareholders); and (b) after the Closing Date, on behalf of Parent and the Shareholders' Agent (acting exclusively for and on behalf of all of the Merger Shareholders).

     10.16 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.17 Parties in Interest. Except for the provisions of Sections 1.5, 1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.18 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Mutual Non-Disclosure Agreement executed on behalf of Parent on and the Company on November 3, 1999

                                      50.

shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

     10.19 Construction.

           (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

           (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

           (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

           (d) Except as otherwise indicated, all references in this Agreement to "Sections", "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

                                      51.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                              Siebel Systems, Inc.,
                              a Delaware corporation

                              By:        /s/ Howard H. Graham
                                 ---------------------------------------

                              Printed Name:  Howard H. Graham
                                           -----------------------------

                              Title:  Senior Vice President Finance and
                                    ------------------------------------
                              Administration and Chief Financial Officer
                              ------------------------------------------

                              SE Acquisition Corp.,
                              a Delaware corporation

                              By:        /s/ Howard H. Graham
                                 ---------------------------------------

                              Printed Name:  Howard H. Graham
                                           -----------------------------

                              Title:         President
                                    ------------------------------------

                              OnTarget, Inc.,
                              a Georgia corporation

                              By:        /s/ Jeffrey S. Muir
                                 ---------------------------------------

                              Printed Name:  Jeffrey S. Muir
                                           -----------------------------

                              Title:  Executive Vice President
                                    ------------------------------------

                                Signature Page

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):
                                                   ---------

     Acquired Corporations. "Acquired Corporations" shall mean the Company and all of the Subsidiaries.

     Acquired Corporation Contract. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any of its assets is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

          (a) the sale, license, disposition or acquisition of all or a material portion of any of the Acquired Corporations' business or assets;

          (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of any of the Acquired Corporations (other than common stock issued to employees of the Company, upon exercise of Company Options),
(ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of any of the Acquired Corporations (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of any of the Acquired Corporations; or

          (c) any merger, consolidation, business combination, reorganization or similar transaction involving any of the Acquired Corporations.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure
                             ---------
Schedule), as it may be amended from time to time.

     Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

                                     A-1.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Government Bid. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

     Government Contract. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

     Governmental Authorization.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

                                     A-2.

     HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Indemnitees.  "Indemnitees" shall mean the following Persons:  (a) Parent;
(b) Parent's current and future affiliates (including Merger Sub); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Company's stockholders shall not be deemed to be "Indemnitees."

     Key Stockholders.  "Key Stockholders" shall mean the following Persons:
Alston Gardner, Philip Rawlins, Wendy Lea, Nicholas Nascone, Bradford Milner, Alun Newby, Barbara Newby and Jeffrey Muir.

     Knowledge; Best of Knowledge. Information shall be deemed to be known to the "best of knowledge" or to the "knowledge" of the Company if that information is actually known or reasonably should have been known by any officer or director of the Company, or any of the other persons listed on Exhibit M
                                                               ---------
attached hereto, in each case after due inquiry by such persons.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Company Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or overall prospects.

     Person.  "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product,

                                     A-3.

technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Subsidiaries. "Subsidiaries" shall have the meaning attributed to that term in Section 2.1.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                     A-4.

                                   Exhibit B

                Form of Voting Agreement and Irrevocable Proxy

                               VOTING AGREEMENT

     This Voting Agreement is entered into as of November 17, 1999, by and between Siebel Systems, Inc., a Delaware corporation ("Parent"), and __________ ___________________ ("Stockholder").

                                   Recitals

     A. Parent, SE Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and OnTarget, Inc., a Georgia corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement") which provides (subject to the conditions set forth therein) for the merger of the Company with and into Merger Sub (the "Merger").

     B. In order to induce Parent and Merger Sub to enter into the Reorganization Agreement, Stockholder is entering into this Voting Agreement.

                                   Agreement

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

     1.   Certain Definitions.

          For purposes of this Voting Agreement:

          (a) "Company Common Stock" shall mean the common stock, $0.01 par value per share, of the Company.

          (b) "Expiration Date" shall mean the earlier of (i) the date upon which the Reorganization Agreement is validly terminated or (ii) the date upon which the Merger becomes effective.

          (c) Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (d) "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants, convertible debt securities and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants, convertible debt securities and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

                                     B-1.

          (e) A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

          (f) Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement.

     2.   Transfer Of Subject Securities

          2.1 Transferee of Subject Securities to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request) and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

          2.2 Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

     3.   Voting Of Shares

          3.1 Voting Agreement. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

          (a) at any meeting of Stockholders of the Company, however called, Stockholder shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Common Stock that are Owned by Stockholder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement; and
          (b) in the event written consents are solicited or otherwise sought from Stockholders of the Company with respect to the approval or adoption of the Reorganization Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Reorganization Agreement, Stockholder shall (unless otherwise directed in writing by Parent) cause to be executed, with respect to all shares of Company Common Stock that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

                                     B-2.

          3.2 Proxy; Further Assurances.

              (a) Contemporaneously with the execution of this Voting Agreement:
(i) Stockholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy") and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

              (b) Stockholder shall, at his own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

     4.   Waiver Of Dissenters' Rights

          Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Stockholder.

     5.   No Solicitation

          Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that his Representatives do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Transaction or take any action that could reasonably be expected to lead to an Acquisition Transaction; (ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Transaction or potential Acquisition Transaction or (iii) engage in discussions with any Person with respect to any Acquisition Transaction. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Transaction.

     6.   Representations And Warranties Of Stockholder

          Stockholder hereby represents and warrants to Parent as follows:

          6.1 Authorization, Etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms,

                                     B-3.

subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          6.2 No Conflicts or Consents.

              (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

              (b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

          6.3 Title to Securities.  As of the date of this Voting Agreement:
(a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants, convertible debt securities and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant, convertible debt security or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants, convertible debt securities and other rights set forth on the signature page hereof.

          6.4 Accuracy of Representations. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

     7.   Miscellaneous

          7.1 Survival of Representations and Warranties. All representations and warranties made by Stockholder in this Voting Agreement shall survive (i) the consummation of the Merger, (ii) any termination of the Reorganization Agreement and (iii) the Expiration Date.

                                     B-4.

          7.2 Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Parent may request for the purpose of carrying out and furthering the intent of this Voting Agreement.

          7.3 Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

          7.4 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

          7.5 Notices. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

               if to Stockholder:

                    at the address set forth below Stockholder's signature on the signature page hereof if to Parent:

                    Siebel Systems, Inc.
                    1855 South Grant Street
                    San Mateo, CA 94402
                    Attn: Vice President, Legal Affairs
                    Fax:  (650) 295-5116

          7.6 Severability. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

                                     B-5.

          7.7 Entire Agreement. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

          7.8 Assignment; Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

          7.9 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.9, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

          7.10 Non-Exclusivity. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Stockholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

                                     B-6.

          7.11 Governing Law.

               (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

               (b) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

          7.12 Counterparts. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          7.13 Captions. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

          7.14 Attorneys' Fees. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          7.15 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          7.16 Construction.

               (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                                     B-7.

               (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

               (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

                                     B-8.

     In Witness Whereof, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

                                 Siebel Systems, Inc.

                                 By:_______________________________________

                                 Name:_____________________________________

                                 Address:__________________________________

                                 __________________________________________

                                 Facsimile:________________________________



                                                          Additional Securities
  Shares Held of Record     Options and Other Rights        Beneficialy Owned
------------------------  ----------------------------  ------------------------

                                     B-9.

                                   Exhibit A

                           Form Of Irrevocable Proxy

The undersigned Stockholder of OnTarget, Inc., a Georgia corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Mark Hanson, Jeffrey Amann, and Siebel Systems, Inc., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and
(ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, SE Acquisition Corp. and the Company (the "Reorganization Agreement").

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the Stockholders of the Company, however called, or in connection with any solicitation of written consents from Stockholders of the Company in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement.

The undersigned may vote the Shares on all other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each

                                     B-10.

provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

This proxy shall terminate upon the earlier of the valid termination of the Reorganization Agreement or the effective time of the Merger.

Dated: November __, 1999

                                     _________________________________________
                                     Name:

                                     Number of shares of common stock of the
                                     Company owned of record as of the date of this proxy:

                                    B-11.

                                   Exhibit C

                Directors and Officers of Surviving Corporation

Director

Howard Graham

Officers

Howard Graham (President)
Jeffrey Amann (Secretary)

                                     C-1.

                                   Exhibit D

              Individuals to Execute the NonCompetition Agreement

J. Alston Gardner
Philip Rawlins
Wendy Lea
Nicholas Nascone
Fred Burton
Hugh Stevenson

                                     D-1.

                                   Exhibit E

                       Form of NonCompetition Agreement

                           NON-COMPETITION AGREEMENT

     This Non-Competition Agreement (the "Agreement") is made and entered into as of this ___ day of ___________, 1999 (the "Agreement Date"), by and between Siebel Systems, Inc., a Delaware corporation ("Parent"), OnTarget, Inc., a Georgia corporation (the "Company"), and ______________ ("Employee").

                                   RECITALS

     A. Employee is a key employee and stockholder and/or optionholder of the Company. Parent and the Company have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated November 17, 1999, providing for the acquisition by Parent of the Company pursuant to a merger of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company (the "Merger"). Immediately following the Merger, the business of the Company will be conducted by Parent through the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Reorganization Agreement. Employee (i) will receive substantial benefits as a result of the Merger and (ii) has been offered employment with Parent following the Effective Date (the "Employee's Employment") and, in connection therewith, Employee has agreed not to compete in the manner and to the extent herein set forth. Employee is entering into this Agreement as an inducement to Parent and Merger Sub to consummate the Merger, with all of the attendant financial benefits to Employee as an Employee of the Company.

     B. Parent has requested, as a condition precedent to executing the Reorganization Agreement and consummating the transactions contemplated by the Reorganization Agreement, that Employee execute and deliver this Agreement, and Employee desires to enter into this Agreement.

     C. Parent, the Company and Parent's subsidiaries have conducted and are conducting their respective businesses on a worldwide basis.

                                   AGREEMENT

     Now, Therefore, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Acknowledgements by Employee. Employee acknowledges that by virtue of his position with the Company he has developed considerable expertise in the business operations of the Company and has had extensive access to trade secrets and other confidential information of the Company. Employee recognizes that Parent would be irreparably damaged, and its substantial investment in the Company materially impaired, if Employee were to enter into an activity competing with the business of the Company (or any subsidiary, Affiliate (as defined below) successor or acquiror of the Company) in violation of the terms of this Agreement or if Employee were to disclose or make unauthorized use of any confidential information concerning

                                     E-1.

the business of the Company (or any subsidiary, successor or acquiror of the Company). Accordingly, Employee expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Employee in all respects.

     2. Restricted Period. This Agreement shall expire on the third anniversary of the effective date of the Merger (the "Termination Date"). The period of time that elapses from the consummation of the Merger (the "Effective Date") until the Termination Date shall be referred to herein as the "Restricted Period."

     3. Non-Competition. During the Restricted Period, Employee shall not, directly or indirectly, without the prior written consent of Parent, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, or consultant of any entity engaged in any activity that relates to the development, promotion, marketing, licensing or distribution of products or services which then compete with the products or services of the Company (or any subsidiary, successor, Affiliate or acquiror of the Company) worldwide, that exist as of the date such Employee leaves the Employee's Employment (the "Restricted Business"). Notwithstanding the above, Employee shall not be deemed to be in contravention of the foregoing if Employee participates as a passive investor holding up to 1% of the equity securities of an entity engaged in the Restricted Business, which securities are publicly traded.

     4. Non-Interference. Employee further agrees that during the Restricted Period, he will not, without the prior written consent of Parent, (i) interfere with the business of the Company or Parent, by soliciting, attempting to solicit, induce or attempt to induce any employee or consultant of the Company or Parent to terminate his employment as such in order to become an employee, consultant or independent contractor to or for any competitor of the Company or Parent or to or for any company with which Employee is associated in any way; (provided that, in the absence of a violation of this Section 4(i), this restriction shall not be construed as a prohibition against hiring); or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractors of the Company or Parent to terminate their relationships with, or to take any action that would be disadvantageous to the business of, the Company or Parent.

     5. Representations and Warranties. Employee represents and warrants, to and for the benefit of the Indemnitees, that: (a) he has full power and capacity to execute and deliver, and to perform all of Employee's obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of this Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which he or any of his Affiliates or subsidiaries is or may be bound, or (ii) any law, rule or regulation. Employee's representations and warranties shall survive the expiration of the Restricted Period for an unlimited period of time.

     6. Independence of Obligations. The covenants of Employee set forth in this Agreement shall be construed as independent of any other agreement or arrangement between

                                     E-2.

Employee, on the one hand, and the Company or Parent or any of their Affiliates or subsidiaries, on the other hand, and the existence of any claim or cause of action by Employee against the Company or Parent or any of their Affiliates or subsidiaries shall not constitute a defense to the enforcement of such covenants against Employee.

     7. Remedies. Employee expressly acknowledges that damages alone will not be an adequate remedy for any breach by Employee of any of the covenants set forth in this Agreement and that Parent and the Company, in addition to any other remedies which they may have, shall be entitled, as a matter of right, to injunctive relief, including, without limitation, specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Employee of any of said covenants. The rights and remedies of Parent and the other Indemnitees under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and the other Indemnitees under this Agreement, and the obligations and liabilities of Employee under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Employee's obligations under this Agreement are absolute and nothing in this Agreement shall limit any of Employee's obligations, or the rights or remedies of Parent or any of the other Indemnitees, under the Reorganization Agreement; and nothing in the Reorganization Agreement shall limit any of Employee's obligations, or any of the rights or remedies of Parent or any of the other Indemnitees, under this Agreement. No breach on the part of Parent or any other party of any covenant or obligation contained in the Reorganization Agreement or any other agreement or by virtue of any failure to perform or other breach of any obligation of Parent, any other Indemnitee or any other Person shall limit or otherwise affect any right or remedy of Parent or any of the other Indeminitees under this Agreement.

     8.   Severability.

          (a) If any provision of this Agreement shall be held by a court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, activity and subject as to which such provision shall be valid and enforceable under applicable law. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (b) The parties intend that the covenant contained in Section 3 above shall be construed as a series of separate covenants, one for each geographical unit specified. Except for geographical coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 3 above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then the unenforceable

                                     E-3.

covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

     9. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address and facsimile telephone number set forth beneath the name of such party below (or to such other address and facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          If to Parent:       Siebel Systems, Inc.
                              1855 South Grant Street
                              San Mateo, CA 94402
                              Attn: Vice President, Legal Affairs
                              Fax: (650) 295-5116

          If to the Company:  To the address of the Company set forth in the Reorganization Agreement

          If to Employee:     the address set forth below Employee's
                              name on the signature page hereto

     10.  Waiver.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     11. Assignment. This Agreement shall be assignable by any or all of Parent, Merger Sub or the Company to any of its or their assignees or successors and each of such assignees or successors is hereby expressly authorized to enforce this Agreement. This Agreement is not assignable or delegable by Employee.

     12. Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

                                     E-4.

     13. Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Parent, Merger Sub and the Company and their respective assignees and successors, and Employee and Employee's heirs and personal representatives.

     15. Further Assurances. Employee shall (at Parent's sole expense) execute and/or cause to be delivered to Parent (and each Indemnitee, if applicable) such instruments and other documents, and shall (at Parent's sole expense) take such other actions, as Parent and such Indemnitee may reasonably request at any time (whether during or after the Restricted Period) for the purpose of carrying out or evidencing any of the provisions of this Agreement.

     16.  Governing Law; Venue.

          (a) This Agreement shall be construed in accordance, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California) in connection with any such legal proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth on the signature page of this Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii) agrees that each state and federal court located in the County of Santa Clara, California shall be deemed to be a convenient forum; and (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

          (c) EMPLOYEE IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

          (d) Nothing in this Section 16 shall be deemed to limit or otherwise affect the right of Parent or any other Indemnitee to commence any legal proceeding against Employee in any forum or jurisdiction.

                                     E-5.

     17. Signature. This Agreement will be deemed to have been executed for all purposes when the Employee signs and dates the omnibus signature page.

     18. Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     19.  Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     20. Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

                                     E-6.

     In Witness Whereof, the undersigned have executed this Agreement as of the date first above written.

                              Employee

                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________
                              Address:______________________________________
                              ______________________________________________
                              Facsimile:____________________________________

                              Siebel Systems, Inc.

                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________

                              OnTarget, Inc.

                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________

                                     E-7.

                                   Exhibit F

                                Form of Release

                                                              ____________, 1999

Siebel Systems, Inc.
1855 S. Grant St.
San Mateo, CA 94402

Ladies and Gentlemen:

     Reference is made to that certain Agreement and Plan of Merger and Reorganization dated as of November 17, 1999 (the "Reorganization Agreement"), by and among Siebel Systems, Inc., a Delaware corporation ("Parent"), SE Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and OnTarget, Inc, a Georgia corporation (the "Company").

     In order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby covenants and agrees as follows:

     1. Release. The undersigned (on behalf of himself and each person or entity that the undersigned has the power to bind) hereby irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees (as defined below) from any Claim (as defined below), and hereby irrevocably, unconditionally and completely waives and relinquishes each and every Claim that the undersigned may have had in the past, may now have or may have in the future against any of the Releasees, relating to any written or oral agreements or arrangements entered into, and any events, matters, causes, things, acts, omissions or conduct, occurring or existing, at any time up to and including the date of this letter, including, without limitation, any Claim (a) to the effect that the undersigned is or may be entitled to any compensation, benefits or perquisites from the Company or any of its direct or indirect subsidiaries or partnerships, or (b) otherwise arising (directly or indirectly) out of or in any way connected with the undersigned's employment or other relationship with the Company or any of its direct or indirect subsidiaries; provided, however, that the undersigned is not releasing the undersigned's rights, if any:

                    (i)   under the Reorganization Agreement;

                    (ii) under the indemnification provisions contained in the Company's Articles of Incorporation or Bylaws;

                    (iii) with respect to salaries, bonuses and expenses that have accrued in the ordinary course of business consistent with past practices; and

                    (iv) to accrued vacation and vested benefits under the Company's employee benefit plans.

                                     F-1.

For purposes of this Agreement, (1) the term "Releasees" means: (v) Parent; (w) the Company; (x) each of the direct and indirect subsidiaries of Parent and the Company; (y) each other affiliate of Parent and the Company; and (z) the successors and past, present and future assigns, directors, officers, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(v)" through "(y)" of this clause "(1)," and (2) the term "Claim" means all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including (y) any unknown, unsuspected or undisclosed claim; and (z) any claim or right that may be asserted or exercised by the undersigned in the undersigned's capacity as a stockholder, director, officer or employee of the Company or in any other capacity.

     2. Miscellaneous. This letter shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. If any legal action or other legal proceeding relating to this letter or the enforcement of any provision of this letter is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). This letter and the agreements referred to herein set forth the entire understanding of the parties relating to the subject matter hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

                            Very truly yours,



                            ___________________________________________________
                            [Name]

                            Address:___________________________________________
                            ___________________________________________________
                            ___________________________________________________

                                     F-2.

                                   Exhibit G

                   Form of Stockholder Representation Letter

                       STOCKHOLDER REPRESENTATION LETTER
                          (For Accredited Investors)

     This Stockholder Representation Letter ("Letter") is being executed and delivered as of November ____, 1999, by the undersigned stockholder of OnTarget, Inc., a Georgia corporation (the "Company"), to and in favor of, and for the benefit of, Siebel Systems, Inc., a Delaware corporation ("Parent") and its affiliates.

                                   Recitals

     A. The undersigned stockholder of the Company (the "Stockholder") represents to Parent that he owns the number of shares of the common stock, $0.01 par value per share, of the Company (the "Shares"); the number of options to purchase shares of Company common stock; and/or the number of shares issuable upon conversion of convertible debt securities as set forth below the Stockholder's signature at the end of this Letter. Said securities are referred to in this Letter as the "Securities."

     B. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 17, 1999 (the "Reorganization Agreement"), by and among Parent, SE Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and the Company, it is contemplated that Merger Sub will merge with and into the Company (the merger of Merger Sub into the Company being referred to in this Letter as the "Merger") with the Company being the surviving corporation. Upon the consummation of the Merger, (i) the Company's stockholders are to receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of common stock of the Company, (ii) any outstanding options to purchase shares of Company common stock are to be converted into options to purchase Parent Common Stock, in accordance with the Reorganization Agreement; and (iii) the Company is to become a wholly-owned subsidiary of Parent. Accordingly, it is contemplated that the Stockholder will receive shares of Parent Common Stock in connection with the Merger.

     C. Capitalized terms used in this Letter have the meaning ascribed to them in the Reorganization Agreement unless otherwise stated herein.

                                 Certification

     1. Representations And Warranties Of The Stockholder. The Stockholder represents, warrants and certifies to Parent as follows:

          (a) The Stockholder is the holder and beneficial owner of the Securities and has good and valid title to the Securities free and clear of any Encumbrances. The Securities are the only shares of the capital stock of the Company or rights to acquire shares of the capital stock of the Company held by the Stockholder. The Stockholder (or J. Alston Gardner, if applicable, pursuant to a proxy that has been granted by Stockholder to J. Alston Gardner prior to the date of this Letter) has the ability to vote all of the Shares at any meeting of the Stockholders of the Company or by written consent in lieu of any such meeting. Except as described in the

                                     G-1.

Disclosure Schedule to, or pursuant to the Reorganization Agreement, the Stockholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares that is now in force.

          (b) The Stockholder has the absolute and unrestricted right, power, authority and capacity to enter into, execute, deliver and perform all of his obligations under each other agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party.

          (c) Each agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party (i) has been (or will when executed by the Stockholder be) duly and validly executed by the Stockholder, and (ii) constitutes (or will when executed by the Stockholder constitute) a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

          (d) Neither the execution, delivery or performance of any agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party, nor the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement, will directly or indirectly: (i) result in any violation or breach of any agreement or other instrument to which the Stockholder is a party or by which the Stockholder is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree to which the Stockholder or any of the Securities is subject. No authorization, consent or approval of, or notice to, any Person is required to be obtained or given by the Stockholder in connection with the execution, delivery or performance of the Reorganization Agreement or of any other agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party.

          (e) There is no Legal Proceeding by or before any Governmental Body pending or, to the knowledge of the Stockholder, threatened against the Stockholder that challenges or would challenge the execution and delivery of the Reorganization Agreement or of any other agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party or the taking of any of the actions required to be taken by the Stockholder under the Reorganization Agreement or under any other agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party.

          (f) The Stockholder is aware (i) that the Parent Common Stock to be issued to the Stockholder in connection with the Merger will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Regulation

                                     G-2.

D under the Act, and (ii) that neither the Merger nor the issuance of such Parent Common Stock has been approved or reviewed by the SEC or by any other Governmental Body.

          (g) The Stockholder is aware that the Parent Common Stock to be issued in connection with the Merger cannot be resold unless such Parent Common Stock is registered under the Act or unless an exemption from registration is available. The Stockholder is also aware that: (i) except pursuant to the Registration Rights Agreement and the Reorganization Agreement, Parent is under no obligation to file a registration statement with respect to the Parent Common Stock to be issued to the Stockholder in connection with the Merger; and (ii) the provisions of Rule 144 under the Act will permit resale of the Parent Common Stock to be issued to the Stockholder in connection with the Merger only under limited circumstances, and such Parent Common Stock must be held by the Stockholder for at least one year before it can be sold pursuant to Rule 144.

          (h) The Parent Common Stock to be issued to the Stockholder in connection with the Merger will be acquired by the Stockholder for investment and for his own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

          (i) The Stockholder has received and examined Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, Annual Report on Form 10-K for the year ended December 31, 1998 and Definitive Proxy Statements filed with the SEC on April 5, 1999 and September 17, 1999, including the risk factors described in the foregoing documents. Without limiting the generality of the foregoing, the Stockholder specifically acknowledges that the stock price of Parent Common Stock has been, and will likely continue to be, extremely volatile, and the Stockholder unconditionally and forever waives and discharges any rights he may have against Parent or any other Person relating solely to any change in the price of Parent Common Stock between the date of the Reorganization Agreement and the Closing Date.

          (j) The Stockholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Parent concerning the terms and conditions of the Merger and the contemplated issuance of Parent Common Stock in connection with the Merger, and the business, properties, prospects and financial condition of the Company and Parent; and (ii) to obtain any additional information (to the extent the Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) that is necessary to verify the accuracy of the information set forth in the documents, provided or made available to the Stockholder.

          (k) The Stockholder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in the Stockholder's contemplated investment in the Parent Common Stock to be issued in connection with the Merger.

          (l) The Stockholder is an "accredited investor" (as such term is defined in Rule 501 under the Act).

                                     G-3.

          (m) The Stockholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to the Stockholder in connection with the Merger, and that there will be placed on the certificate or certificates representing such Parent Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

     2. Reliance. The Stockholder acknowledges that Parent will rely on his representations, warranties and certifications set forth in Section 1 above for purposes of determining his suitability as an investor in Parent Common Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Act.

     3. Prohibitions Against Transfer. The Stockholder shall not effect any sale, transfer or other disposition of any of the Parent Common Stock that he is to receive in connection with the Merger unless:

          (a) such sale, transfer or other disposition has been registered under the Act;

          (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by the Stockholder (satisfactory in form and content to Parent) stating that such requirements have been met;

          (c) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

          (d) an authorized representative of the SEC shall have rendered written advice to the Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

     4.   Construction.

          (a) For purposes of this Letter, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                                     G-4.

          (b) The Stockholder hereto agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Letter.

          (c) As used in this Letter, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

The Stockholder has executed and delivered this Letter as of the date first written above.

                                 [NAME OF STOCKHOLDER]


                                 ___________________________________________
                                 Number of shares:__________________________
                                 State of Residence:________________________

                                     G-5.

                       STOCKHOLDER REPRESENTATION LETTER
                        (For Non-Accredited Investors)

     This Stockholder Representation Letter ("Letter") is being executed and delivered as of November ____, 1999, by the undersigned stockholder of OnTarget, Inc., a Georgia corporation (the "Company"), to and in favor of, and for the benefit of, Siebel Systems, Inc., a Delaware corporation ("Parent") and its affiliates.

                                   Recitals

     A. The undersigned stockholder of the Company (the "Stockholder") represents to Parent that he owns the number of shares of the common stock, $0.01 par value per share, of the Company set forth below the Stockholder's signature at the end of this Letter. Said shares are referred to in this Letter as the "Shares."

     B. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 17, 1999 (the "Reorganization Agreement"), by and among Parent, SE Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and the Company, it is contemplated that Merger Sub will merge with and into the Company (the merger of Merger Sub into the Company being referred to in this Letter as the "Merger") with the Company being the surviving corporation. Upon the consummation of the Merger, (i) the Company's stockholders are to receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of common stock of the Company, (ii) any outstanding options to purchase shares of Company common stock are to be converted into options to purchase Parent Common Stock, in accordance with the Reorganization Agreement; and (iii) the Company is to become a wholly-owned subsidiary of Parent. Accordingly, it is contemplated that the Stockholder will receive shares of Parent Common Stock in connection with the Merger.

     C. Capitalized terms used in this Letter have the meaning ascribed to them in the Reorganization Agreement unless otherwise stated herein.

                                 Certification

     1. Representations And Warranties Of The Stockholder. The Stockholder represents, warrants and certifies to Parent as follows:

          (a) The Stockholder is the holder and beneficial owner of the Shares and has good and valid title to the Shares free and clear of any Encumbrances. The Shares are the only shares of the capital stock of the Company held by the Stockholder. The Stockholder (or J. Alston Gardner, if applicable, pursuant to a proxy that has been granted by Stockholder to J. Alston Gardner prior to the date of this Letter) has the ability to vote all of the Shares at any meeting of the Stockholders of the Company or by written consent in lieu of any such meeting. Except as described in the Disclosure Schedule to, or pursuant to the Reorganization Agreement, the Stockholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares that is now in force.

                                     G-6.

          (b) The Stockholder has the absolute and unrestricted right, power, authority and capacity to enter into, execute, deliver and perform all of his obligations under each other agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party.

          (c) Each agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party (i) has been (or will when executed by the Stockholder be) duly and validly executed by the Stockholder, and (ii) constitutes (or will when executed by the Stockholder constitute) a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

          (d) Neither the execution, delivery or performance of any agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party, nor the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement, will directly or indirectly: (i) result in any violation or breach of any agreement or other instrument to which the Stockholder is a party or by which the Stockholder is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree to which the Stockholder or any of the Shares is subject. No authorization, consent or approval of, or notice to, any Person is required to be obtained or given by the Stockholder in connection with the execution, delivery or performance of the Reorganization Agreement or of any other agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party.

          (e) There is no Legal Proceeding by or before any Governmental Body pending or, to the knowledge of the Stockholder, threatened against the Stockholder that challenges or would challenge the execution and delivery of the Reorganization Agreement or of any other agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party or the taking of any of the actions required to be taken by the Stockholder under the Reorganization Agreement or under any other agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party.

          (f) The Stockholder is aware (i) that the Parent Common Stock to be issued to the Stockholder in connection with the Merger will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Regulation D under the Act, and (ii) that neither the Merger nor the issuance of such Parent Common Stock has been approved or reviewed by the SEC or by any other Governmental Body.

          (g) The Stockholder is aware that the Parent Common Stock to be issued in connection with the Merger cannot be resold unless such Parent Common Stock is registered

                                     G-7.

under the Act or unless an exemption from registration is available. The Stockholder is also aware that: (i) except pursuant to the Registration Rights Agreement and the Reorganization Agreement, Parent is under no obligation to file a registration statement with respect to the Parent Common Stock to be issued to the Stockholder in connection with the Merger; and (ii) the provisions of Rule 144 under the Act will permit resale of the Parent Common Stock to be issued to the Stockholder in connection with the Merger only under limited circumstances, and such Parent Common Stock must be held by the Stockholder for at least one year before it can be sold pursuant to Rule 144.

          (h) The Parent Common Stock to be issued to the Stockholder in connection with the Merger will be acquired by the Stockholder for investment and for his own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

          (i) The Stockholder has received and examined Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, Annual Report on Form 10-K for the year ended December 31, 1998 and Definitive Proxy Statements filed with the SEC on April 5, 1999 and September 17, 1999, including the risk factors described in the foregoing documents. Without limiting the generality of the foregoing, the Stockholder specifically acknowledges that the stock price of Parent Common Stock has been, and will likely continue to be, extremely volatile, and the Stockholder unconditionally and forever waives and discharges any rights he may have against Parent or any other Person relating solely to any change in the price of Parent Common Stock between the date of the Reorganization Agreement and the Closing Date.

          (j) The Stockholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Parent concerning the terms and conditions of the Merger and the contemplated issuance of Parent Common Stock in connection with the Merger, and the business, properties, prospects and financial condition of the Company and Parent; and (ii) to obtain any additional information (to the extent the Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) that is necessary to verify the accuracy of the information set forth in the documents, provided or made available to the Stockholder.

          (k) The Stockholder (either alone or together with its representative) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in the Stockholder's contemplated investment in the Parent Common Stock to be issued in connection with the Merger. The Stockholder acknowledges that he appointed J. Alston Gardner (the "Purchaser Representative") to act as his purchaser representative in connection with his evaluation of the merits and risks of the Merger and the Stockholder's investment in Parent Common Stock, and has met with the Purchaser Representative for the purpose of discussing the merits and risks of the Merger and the Stockholder's investment in Parent Common Stock. The Stockholder is aware that, contemporaneously with the consummation of the Merger, an employment agreement between the Purchaser Representative and Parent will become effective pursuant to which the Purchaser Representative will be entitled to certain benefits, including options to purchase shares of Parent Common Stock, and that the Purchaser Representative has

                                     G-8.

other interests in the Merger as described in the Information Statement provided to and reviewed by the Stockholder in connection with the Merger.

          (l) The Stockholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to the Stockholder in connection with the Merger, and that there will be placed on the certificate or certificates representing such Parent Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

     2. Reliance. The Stockholder acknowledges that Parent will rely on his representations, warranties and certifications set forth in Section 1 above for purposes of determining his suitability as an investor in Parent Common Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Act.

     3. Prohibitions Against Transfer. The Stockholder shall not effect any sale, transfer or other disposition of any of the Parent Common Stock that he is to receive in connection with the Merger unless:

          (a) such sale, transfer or other disposition has been registered under the Act;

          (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by the Stockholder (satisfactory in form and content to Parent) stating that such requirements have been met;

          (c) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

          (d) an authorized representative of the SEC shall have rendered written advice to the Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

                                     G-9.

     4.   Construction.

          (a) For purposes of this Letter, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The Stockholder hereto agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Letter.

          (c) As used in this Letter, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     The Stockholder has executed and delivered this Letter as of the date first written above.

                                        [NAME OF STOCKHOLDER]



                                        ________________________________________
                                        Number of shares: ______________________
                                        State of Residence: ____________________


ACKNOWLEDGED BY:


__________________________________
J. Alston Gardner
Purchaser Representative

                                     G-10.

                                 Exhibit H (A)
                          Form of Affiliate Agreement

                              AFFILIATE AGREEMENT

     This Affiliate Agreement ("Affiliate Agreement") is being executed and delivered as of November 17, 1999 by _________________ ("Affiliate") in favor of and for the benefit of Siebel Systems, Inc., a Delaware corporation ("Parent").

                                   RECITALS

     A. Affiliate is a stockholder and/or an officer and/or director of, OnTarget, Inc., a Georgia corporation (the "Company").

     B. Parent, SE Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger and Reorganization, dated as of November 17, 1999 (the "Reorganization Agreement"), providing for the merger of Merger Sub into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the common stock of the Company will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of common stock of the Company and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that the stockholders of the Company will receive shares of Parent Common Stock in the Merger.

     C. Affiliate understands that Affiliate may be deemed an "affiliate" of Parent for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests" under Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"), and under other applicable "pooling of interests" accounting requirements.

                                   AGREEMENT

     Affiliate, intending to be legally bound, agrees as follows:

     1. Representations and Warranties of Affiliate. Affiliate represents and warrants to Parent as follows:

          (a) Affiliate is the holder and beneficial owner of: (i) the number of outstanding shares of common stock of the Company (the "Company Shares");
(ii) the number of shares issuable upon exercise of options to purchase shares of Company common stock (the "Company Options"); and/or (iii) the number of shares of Company common stock issuable upon conversion of convertible debt securities as set forth beneath Affiliate's signature on the signature page hereof (the "Company Debt Securities") (the Company Shares, the Company Options and the Company Debt Securities are hereinafter referred to as the "Company Securities"), and Affiliate has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature. Affiliate has the sole right to vote and to dispose of the Company Shares.

                                     H-1.

          (b) Affiliate does not own any options, warrants, convertible debt securities or other rights to purchase shares of common stock of the Company or any other securities of the Company, other than the Company Securities.

          (c) Affiliate has carefully read this Affiliate Agreement and, to the extent Affiliate felt necessary, has discussed with counsel the limitations imposed on Affiliate's ability to hold, sell, transfer or otherwise dispose of the Company Shares or the shares of Parent Common Stock that Affiliate is to receive pursuant to the Reorganization Agreement, either directly, as a stockholder of the Company, and any options to purchase shares of Parent Common Stock that Affiliate is to receive in connection with the Merger. Affiliate fully understands the limitations this Affiliate Agreement places upon Affiliate's ability to hold, sell, transfer or otherwise dispose of securities of the Company and securities of Parent.

          (d) Affiliate understands that the representations, warranties and covenants set forth in this Affiliate Agreement will be relied upon by Parent and its counsel and accountants for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests" and for purposes of determining whether Parent should proceed with the Merger.

     2. Prohibitions Against Transfer. Affiliate agrees that, during the period from the date hereof through the date on which financial results covering at least 30 days of post-Merger combined operations of Parent and the Company have been published by Parent (within the meaning of the applicable "pooling of interests" accounting requirements) (the "End Date"):

          (a) Affiliate shall not sell, transfer or otherwise dispose of, or reduce Affiliate's interest in or risk relating to, (A) any capital stock of the Company (including, without limitation, the Company Shares and any additional shares of capital stock of the Company acquired by Affiliate, whether upon exercise of a stock option, conversion of debt securities or otherwise), except pursuant to and upon consummation of the Merger, or (B) any option, convertible debt securities or other right to purchase any shares of capital stock of the Company, except pursuant to and upon consummation of the Merger; and

          (b) Affiliate shall not sell, transfer or otherwise dispose of, or permit to be sold, transferred or otherwise disposed of, or reduce Affiliate's interest in or risk relating to, (A) any shares of capital stock of Parent (including without limitation the Parent Shares and any additional shares of capital stock of Parent acquired by Affiliate, whether upon exercise of a stock option, conversion of debt securities or otherwise) (the "Affiliate's Parent Common Stock"), or (B) any option, convertible debt securities or other right to purchase any shares of capital stock of Parent.

     3. Receipt of Certificates of Parent Common Stock. Notwithstanding any provisions to the contrary in the Reorganization Agreement, Affiliate agrees that, during the period from the date hereof through to and including the End Date, Parent shall hold, on behalf of and for the benefit of Affiliate, any and all share certificates representing shares of the Affiliate's Parent Common Stock (the "Parent Stock Share Certificates") issued to such Affiliate pursuant to the terms of the Reorganization Agreement (other than the Escrow Shares (as that

                                     H-2.

term is defined in the Reorganization Agreement)); provided that such Parent Stock Share Certificates shall be delivered to Affiliate by Parent immediately after the End Date.

     4. Independence of Obligations. The covenants and obligations of Affiliate set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Affiliate against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

     5. Specific Performance. Affiliate agrees that in the event of any breach or threatened breach by Affiliate of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. Affiliate further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and Affiliate irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

     6. Other Agreements. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement, or any of the rights or remedies of Parent or any of the obligations of Affiliate under any agreement between Affiliate and Parent or any certificate or instrument executed by Affiliate in favor of Parent; and nothing in the Reorganization Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Affiliate under this Affiliate Agreement.

     7. Notices. Any notice or other communication required or permitted to be delivered to Affiliate or Parent under this Affiliate Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

     if to Parent:
          Siebel Systems, Inc.
          1855 South Grant Street
          San Mateo, CA 94402
          Attn: Vice President, Legal Affairs
          Fax:  (650) 295-5116

                                     H-3.

     if to Affiliate:

          ______________________________
          ______________________________
          ______________________________
          Attn: _________________________
          Fax:  (___) _____ - _______

     8. Severability. If any provision of this Affiliate Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Affiliate Agreement. Each provision of this Affiliate Agreement is separable from every other provision of this Affiliate Agreement, and each part of each provision of this Affiliate Agreement is separable from every other part of such provision.

     9. Applicable Law; Jurisdiction. THIS AFFILIATE AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties, whether arising out of this Affiliate Agreement or otherwise, each of the parties irrevocably waives the right to trial by jury.

     10. Waiver; Termination. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Exchange Agreement is terminated, this Affiliate Agreement shall thereupon terminate.

     11. Headings. The headings contained in this Affiliate Agreement are for convenience of reference only, shall not be deemed to be a part of this Affiliate Agreement and shall not be referred to in connection with the construction or interpretation of this Affiliate Agreement.

                                     H-4.

     12. Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

     13. Entire Agreement. This Affiliate Agreement and the Reorganization Agreement collectively set forth the entire understanding of Parent and Affiliate relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Affiliate relating to the subject matter hereof and thereof.

     14. Non-Exclusivity. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

     15. Amendments. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Affiliate.

     16. Assignment. This Affiliate Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. Parent may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

     17. Binding Nature. Subject to Section 16, this Affiliate Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns.

     18. Survival. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.

     Affiliate has executed this Affiliate Agreement as of the date first written above.



                                            ____________________________________
                                            Name:


Number Of Outstanding Shares Of
Common Stock Of The Company
Held By Affiliate:

_______________________________

                                     H-5.

                                 Exhibit H (B)

                  Individuals to Execute Affiliate Agreement

Fred Burton
J. Alston Gardner
Wendy Lea
Jeffrey Muir
Nicholas Nascone
Philip Rawlins
Hugh Stevenson
Dennis Kubacak

                                   Exhibit I

                           Form of Escrow Agreement

                               ESCROW AGREEMENT

This Escrow Agreement ("Agreement") is made and entered into as of November 30, 1999 by and among: Siebel Systems, Inc., a Delaware corporation ("Parent"), the shareholders of OnTarget, Inc., a Georgia corporation (the "Company"), identified on Exhibit A hereto (the "Stockholders"), J. Alston Gardner, as Stockholders' Agent ("Stockholders' Agent"), and State Street Bank And Trust Company Of California, N.A., a national banking association (the "Escrow Agent").

                                   RECITALS

     A. Parent, SE Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of November 17, 1999 (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and into the Company and the Stockholders will have the right to receive shares of common stock of Parent.

     B. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure the indemnification obligations of the Stockholders under the Reorganization Agreement.

     C. Pursuant to Section 10.1 of the Reorganization Agreement, the Stockholders have irrevocably appointed J. Alston Gardner to serve as Stockholders' Agent for, among other things, all matters set forth in Section 9 of the Reorganization Agreement.

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

     1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement, a copy of which is attached hereto.

     2.   Escrow and Indemnification.

          (a) Shares and Stock Powers Placed in Escrow. At the Effective Time, which shall be set forth in a notice sent by Parent to the Escrow Agent: (i) Parent shall issue certificates for 368,841 shares of Parent Common Stock registered in the names of the Merger Stockholders as set forth on Exhibit B hereto, evidencing the shares of Parent Common Stock to be held in escrow in accordance with this Agreement and (ii) each of the Stockholders shall deliver to Parent five original "assignments separate from certificate" ("Stock Powers") endorsed by each such Stockholder in blank with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange. The shares of Parent Common Stock being held in escrow pursuant to this Agreement (the "Escrow Shares") shall constitute an escrow fund (the "Escrow Fund") with respect to the indemnification obligations of the Stockholders under the Reorganization Agreement. The Escrow Fund shall be held as a trust fund and it is the intention

                                     I-1.

of Parent, the Company, the Stockholders and the Stockholders' Agent that the Escrow Fund shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Stockholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

          (b) Voting of Escrow Shares. The record owner of the Escrow Shares shall be entitled to exercise all voting rights with respect to such Escrow Shares.

          (c) Dividends, Etc. Parent and each of the Stockholders agree among themselves, for the benefit of Parent and the Escrow Agent, that any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the record owners of such Escrow Shares, but rather shall be distributed to and held by the Escrow Agent in the Escrow Account. Unless and until the Escrow Agent shall actually receive such cash, securities or other property, it may assume without inquiry that the Escrow Shares currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. At the time any Escrow Shares are required to be released from the Escrow Account to any Person pursuant to this Escrow Agreement, any cash, securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

          (d) Transferability. The interests of the Stockholders in the Escrow Account and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such transfer.

          (e) Fractional Shares. If the value to be distributed to any Indemnitee (or to any Stockholder upon termination of the escrow) is not evenly divisable by the Stipulated Value of the Parent Common Stock, the Escrow Agent shall round down the number of shares to be distributed to the next highest number of shares and shall cause the transfer agent of the Escrow Shares to distribute that number. In lieu of the fractional interest not distributed, Parent shall furnish to the Escrow Agent, and the Escrow Agent (or such stock transfer agent) in turn will distribute to the Indemnitee (or such Stockholder) cash equal to such fractional interest times the Stipulated Value. Parent shall be deemed to have purchased such fractional interests with respect to which it has furnished funds to the Escrow Agent. Accordingly, the Escrow Agent, upon receipt of such funds, shall deliver the corresponding number of shares to Parent. In all events, Parent shall acquire only a whole number of shares. Any cash received from Parent and not so immediately distributed by the Escrow Agent shall be retained by the Escrow Agent as part of the Escrow Fund, but need not be invested.

     3. Administration of Escrow Account. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

          (a) If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under

                                     I-2.

Section 9.2 of the Reorganization Agreement, such Indemnitee may, on or prior to the completion of the annual audit of Parent's consolidated financial statements or the first anniversary of the Closing Date, whichever is earlier (the "Termination Date"), deliver a claim notice (a "Claim Notice") to the Stockholders' Agent and to the Escrow Agent in accordance with Section 11(b). Each Claim Notice shall state that such Indemnitee believes in good faith and after investigation that there is or has been a breach of a representation, warranty or covenant contained in the Reorganization Agreement or that such Indemnitee is entitled to indemnification, compensation or reimbursement under the Reorganization Agreement and contain a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "Claimed Amount"). The Claim Notice shall set forth the Termination Date and shall state that the annual audit of Parent's consolidated statements has not been completed.

          (b) Within 30 business days after receipt by the Stockholders' Agent of a Claim Notice, the Stockholders' Agent may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Stockholders' Agent: (i) agrees that a whole number of Escrow Shares having a "Stipulated Value" (as defined below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee; (ii) agrees that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Account to the Indemnitee. Any part of the Claimed Amount that is not to be released to the Indemnitee shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 30 business-day period, then the Stockholders' Agent shall be deemed to have agreed that Escrow Shares having a Stipulated Value equal to the full Claimed Amount as set forth in the Claim Notice may be released to the Indemnitee from the Escrow Account.

          (c) If the Stockholders' Agent delivers a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to the full Claimed Amount as set forth in the Claim Notice may be released from the Escrow Account to the Indemnitee, or if the Stockholders' Agent does not deliver a Response Notice in accordance with Section 3(b), the Escrow Agent shall promptly following the receipt of the Response Notice (or, if the Stockholders' Agent has not delivered a Response Notice, promptly following the expiration of the 30 business-day period referred to in Section 3(b)), deliver or cause the transfer agent of the Parent Common Stock to deliver to such Indemnitee such Escrow Shares.

          (d) If the Stockholders' Agent delivers a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall promptly following the receipt of the Response Notice deliver to such Indemnitee Escrow Shares having a Stipulated Value equal to the Agreed Amount.

                                     I-3.

          (e) If the Stockholders' Agent delivers a Response Notice indicating that there is a Contested Amount, the Stockholders' Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Stockholders' Agent shall resolve such dispute, such resolution shall be binding on all of the Stockholders and a settlement agreement containing the terms and conditions of such resolution shall be signed by the Indemnitee and the Stockholders' Agent and sent to the Escrow Agent, who shall, upon receipt thereof, release Escrow Shares from the Escrow Account in accordance with such agreement.

          (f) If the Stockholders' Agent and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 business days after the receipt of the Claim Notice, then the claim described in the Claim Notice shall be settled by binding arbitration in the Wilmington, Delaware in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Arbitration will be conducted by three arbitrators; one selected by Parent, one selected by the Stockholders' Agent and the third selected by the first two arbitrators. If either the Stockholders' Agent or Parent fails to select an arbitrator prior to the expiration of the 30-business day period commencing on the expiration of the 30-business day period referred to in the first sentence of this Section 3(f), then either the Stockholders' Agent or Parent, as the case may be, shall be entitled to select the second arbitrator. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 60 calendar days after the appointment of the last of the three arbitrators and to use all reasonable efforts in the circumstances to cause the arbitrators' decision to be furnished within 95 calendar days after the appointment of the last of the three arbitrators. The parties further agree that, to the extent practicable, discovery shall be completed at least 20 business days prior to the date of the arbitration hearing and that Section 9.2 of the Reorganization Agreement can be admitted as evidence. The arbitrators' decision shall relate solely to whether the Indemnitee is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Indemnitee is entitled to recover. The final decision of the arbitrators shall be furnished to the Stockholders' Agent, the Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Stockholders, the Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable legal fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this Section 3(f), the non-prevailing party shall be deemed to be the Indemnitee if it is entitled to recover less than 50% of the Contested Amount; otherwise it shall be the Stockholders.

          (g) The Escrow Agent shall release Escrow Shares from the Escrow Account in connection with any Contested Amount within 5 business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Indemnitee and the Stockholders' Agent setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount or (ii) a copy of the award of the arbitrators referred to and as provided in Section 3(f) setting forth instructions to the Escrow

                                     I-4.

Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount.

          (h) Any Escrow Shares released from the Escrow Account to an Indemnitee shall be deemed to reduce the Escrow Shares pro rata with respect to each Stockholder in accordance with each Stockholder's percentage interest in the Escrow Fund as set forth in Exhibit B.

     4. Release of Escrow Shares. The Escrow Agent is not the stock transfer agent for the Parent Common Stock. Accordingly, if a distribution of a number of shares of Parent Common Stock less than all of the Escrow Shares is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates and related Stock Powers. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates and Stock Powers to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions of Parent Common Stock shall be made to Parent or the Stockholders, as appropriate, at the addresses described in Section 10(b). Whenever a distribution is to be made to the Stockholders, pro rata distributions shall be made to each of them based on the Percentage Interests in the Escrow Fund set forth in Exhibit B. Within five business days after the Termination Date, the Escrow Agent shall distribute or cause the stock transfer agent for the Parent Common Stock to distribute to each of the Stockholders such Stockholder's pro-rata portion of the Escrow Shares then held in escrow based on the percentage interests in the Escrow Fund set forth in Exhibit B; provided, however, that notwithstanding the foregoing, if, prior to the Termination Date, any Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with Section 3, the Escrow Agent shall retain in the Escrow Account after the Termination Date Escrow Shares having a Stipulated Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved. Unless and until the Escrow Agent shall receive a certificate from Parent stating that the annual audit of Parent's consolidated financial statements has been completed and setting forth the date of such completion, the Escrow Agent may assume without inquiry that the Termination Date expires on the first anniversary of the Closing Date as contemplated by
Section 3.1.

     5.   Valuation of Escrow Shares, Etc.

          (a) Stipulated Value. For purposes of this Agreement, the "Stipulated Value" of each Escrow Share shall be deemed to be equal to $70.47.

          (b) Stock Splits. All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Parent Common Stock or other property pursuant to Section 2(c) hereof.

                                     I-5.

     6. Fees and Expenses. Upon the execution of this Agreement by all parties hereto and the initial deposit of the Escrow Fund in the Escrow Account, fees and expenses, in accordance with Exhibit C attached hereto, will be payable to the Escrow Agent. This annual Escrow Agent fee will cover the first twelve months of the escrow. In accordance with Exhibit C attached hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder. All such fees and expenses shall be paid by Parent.

     7.   Limitation of Escrow Agent's Liability.

          (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. The Escrow Agent may rely on and use the Stock Powers and shall not be liable in connection therewith. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. The Escrow Agent shall not be liable for incidental, consequential or punitive damages.

          (b) Parent hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent.

     8. Termination. This Agreement shall terminate on the Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if the Escrow Agent has received from any Indemnitee a Claim Notice setting forth a claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Shares released in accordance with this Agreement.

     9. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after

                                     I-6.

it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of the Stockholders' Agent (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent. If a successor Escrow Agent is not appointed, then the Escrow Agent may apply to a court of competent jurisdiction to do so. In the event of a merger, consolidation or sale of substantially all of the corporate trust business of the Escrow Agent (including the administration of the Escrow
Fund), the successor organization, without further act, shall become the Escrow Agent under this Agreement.

     10.  Stockholders' Agent.

          (a) By virtue of their approval of the Merger and the Reorganization Agreement and their execution of this Agreement, the Stockholders shall have approved the indemnification and escrow terms set forth in the Reorganization Agreement and this Agreement and shall have agreed to irrevocably appoint J. Alston Gardner as their agent and attorney-in-fact, as Stockholders' Agent coupled with an interest, to: (i) modify, amend or otherwise change this Agreement or the Reorganization Agreement or any of the terms or provisions included therein (including modifications, amendments or changes subsequent to Closing); (ii) take all actions and to execute all documents under this Agreement and the Reorganization Agreement (including all actions and documents required under Sections 6, 9, 10.1 and 10.15 of the Reorganization Agreement) necessary or desirable to consummate the Merger and the transactions contemplated by the Reorganization Agreement, and to take all actions and to execute all documents which may be necessary or desirable in connection therewith; (iii) give and receive consents and all notices hereunder; (iv) to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to
Section 3 of this Agreement and Section 9 of the Reorganization Agreement and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing; and (v) deal with Parent exclusively on all matters relating to Sections 6, 9, 10.1 and 10.15 of the Reorganization Agreement or any other provision of the Reorganization Agreement. Parent shall be entitled to deal exclusively with the Stockholders' Agent on all matters set forth in this Section 10(a) and shall be entitled to rely exclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Stockholder by the Stockholders' Agent, and on any other action taken or purported to be taken on behalf of any Stockholder by the Stockholders' Agent, as fully binding on such Stockholder, without any obligation to notify or make inquiries with respect to any Stockholder. THE STOCKHOLDERS AND EACH OF THEM INDIVIDIUALLY, AGREE THAT SERVICE OF PROCESS UPON THE STOCKHOLDERS' AGENT IN ANY ACTION OR PROCEEDINGS ARISING UNDER OR PERTAINING TO THIS AGREEMENT OR THE REORGANIZATION AGREEMENT SHALL BE DEEMED TO BE VALID SERVICE OF PROCESS UPON EACH OF THE STOCKHOLDERS AND ANY CLAIM BY PARENT AGAINST THE STOCKHOLDERS, OR ANY OF THEM , IN RESPECT OF THIS AGREEMENT OR THE REORGANIZATION AGREEMENT MAY BE ASSERTED AGAINST AND SETTLED ON BEHALF OF ANY OF THEM BY, THE STOCKHOLDERS'

                                     I-7.

AGENT. The Stockholders' Agent shall be deemed to have accepted his appointment herein upon his execution of this Agreement.

          (b) Liability of Stockholders' Agent. Nothing contained herein shall be deemed to make the Stockholders' Agent liable to the Stockholders because of service in his capacity as Stockholders' Agent and attorney-in-fact. In performing any of his duties hereunder, the Stockholders' Agent shall not incur any liability to the Stockholders for losses, damages, liabilities or expenses, except for fraud and his own willful misconduct, and shall not receive any remuneration for acting in such capacity. The Stockholders shall jointly and severally indemnify the Stockholders' Agent and hold the Stockholders' Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of the Stockholders' Agent's duties hereunder or pursuant to the Reorganization Agreement, including the reasonable fees and expenses of any legal counsel or other professional retained by the Stockholders' Agent. By virtue of their approval of the Merger and this Agreement, the Stockholders hereby agree to pay all costs and expenses, including those of any legal counsel or other professional retained by the Stockholders' Agent, in connection with the acceptance and administration of the Stockholders' Agent's duties hereunder.

          (c) Succession of Stockholders' Agent. In the event of death, disability, incompetency or resignation of the original Stockholders' Agent, the successor agent shall be Nicholas Nascone (or his nominee). (the "Successor Stockholders' Agent"). In the event of the death, disability, incompetency or resignation of the Successor Stockholders' Agent, the remaining Stockholders shall, within 30 days after notice from Parent, determine by simple majority vote and designate another successor stockholders' agent or agents, as the case may be, who shall have all of the rights, powers and authority conferred to the Stockholders' Agent pursuant to this Agreement and the power of attorney set forth hereunder. Notwithstanding the foregoing, if the Stockholders fail to designate such successor stockholders' agent(s) within such 30 day period, Parent shall be entitled to designate the successor stockholders' agent for and on behalf of all of the Stockholders. Unless and until the Escrow Agent shall receive written notice of the appointment of a successor Stockholders' Agent, the Escrow Agent may assume without inquiry that the last Stockholders' Agent of which it has notice remains in that capacity.

          (d) Irrevocable; Binding on Successors, Etc. It is expressly understood and agreed that the power of attorney set forth in this Agreement and the agency created hereby is coupled with an interest of the respective parties hereto and shall be binding and enforceable on and against the respective successors, heirs, personal representatives, and assigns of the Stockholders and this power of attorney shall not be revoked or terminated by death, disability, incompetency or bankruptcy of any of the Stockholders, or any of them, but shall continue to be binding and enforceable by the Stockholders' Agent, Parent and their respective successors and assigns and on and against the heirs, personal representatives, successors and assigns of the Stockholders in the manner provided herein.

                                     I-8.

     11.  Miscellaneous.

          (a) Attorneys' Fees. Except as provided for in Section 3(f) of this Agreement, if any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto (other than the Escrow Agent), the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          (b) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

     If to Escrow Agent: State Street Bank and Trust Company of California, N.A.
                         Library Tower
                         633 West 5th Street, 12th Floor
                         Los Angeles, California 90071
                         Attention: Corporate Trust Administration
                         (Siebel Systems, Inc./OnTarget, Inc. 1999 escrow)
                         Telephone: (213) 362-7369
                         Facsimile: (213) 362-7357

     If to Parent:       Siebel Systems, Inc.
                         1855 South Grant Street
                         San Mateo, CA 94402
                         Attn: Vice President, Legal Affairs
                         Telephone: (650) 295-5000
                         Fax: (650) 295-5116

     If to Stockholders'
     Agent:              J. Alston Gardner
                         c/o OnTarget, Inc.
                         3348 Peachtree Road NE, Suite 700
                         Atlanta, GA 30326
                         Telephone: (404) 965-1611
                         Fax: (404) 965-1533

     With a copy to (which copy shall not constitute notice):

                         Kilpatrick Stockton LLP
                         1100 Peachtree Street, Suite 2800
                         Atlanta, GA 30309
                         Attention: David A. Stockton, Esquire
                         Telephone: (404) 815-6444
                         Fax: (404) 815-6555

                                     I-9.

Notwithstanding the foregoing, any notice addressed to the Escrow Agent shall be effective only upon receipt by an officer at the address set forth above. If any Claim Notice, Response Notice or other document or notice of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such document has been delivered to such other person if it has been delivered to the Escrow Agent.

          (c) Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

          (e) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (f) Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Stockholder may assign such Stockholder's rights under this Agreement without the express prior written consent of Parent, provided, however, that (i) upon the death of a Stockholder, such Stockholder's rights under this Agreement shall be transferred to the person(s) who receive such Stockholder's Parent Common Stock under the laws of descent and distribution and
(ii) a Stockholder may assign such Stockholder's rights under this Agreement to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which the Stockholder transfers Registerable Shares. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Stockholders; Parent; Escrow Agent and the respective successors and assigns, if any, of the foregoing.

          (g) Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                                     I-10.

          (h) Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment duly executed and delivered by the Stockholders' Agent shall be deemed to have been duly executed and delivered by all of the Stockholders.

          (i) Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (j) Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

          (k) Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

          (l) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

          (m) Tax Reporting Information and Certification of Tax Identification Numbers.

               (i) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Stockholders in accordance with their percentage interests in the Escrow Fund set forth in Exhibit B.

               (ii) Parent and each of the Stockholders agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Escrow Agreement.

                                     I-11.

          (n)  Construction.

               (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (o) Recalculation of Percentage Interests. If for any reason Exhibit B should need to be recalculated, Parent and the Stockholders' Agent shall jointly: (i) calculate revised percentage interests for the Stockholders and
(ii) submit such calculations in writing to the Escrow Agent.

                                     I-12.

     In Witness Whereof, the parties have duly executed this Agreement as of the day and year first above written.

                                  Siebel Systems, Inc.

                                  ________________________________________

                                  By:_____________________________________
                                  Title:__________________________________

                                  Stockholders' Agent:


                                  ________________________________________
                                  By:  J. Alston Gardner

                                  Stockholder:

                                  ________________________________________

                                  By:_____________________________________
                                  Print Name:_____________________________

                                  State Street Bank And Trust
                                  Company Of California, N.A.

                                  ________________________________________

                                  By:_____________________________________
                                  Title:__________________________________

                                     I-13.

                                   Exhibit A

                                 Stockholders

J. Alston Gardner


The Gardner Family Grantor
Retained Annuity Trust


Jeffrey S. Muir, Trustee U/A
J. Alston Gardner dated
10/18/99, FBO Emma Gardner
and Decendents


Jeffrey S. Muir, Trustee U/A
J. Alston Gardner dated
10/18/99, FBO Anna Gardner
and Decendents


Philip N. Rawlins


Philip Norman Rawlins,
Trustee of the Philip N.
Rawlins 1999 Trust U/A
11/15/99


Wendy S. Lea


Nicholas J. Nascone

Jeffrey S. Muir, Trustee of
The Nascone Family Grantor
Retained Annuity Trust U/A
Nicholas J. Nascone 10/18/99


Fred R. Burton


Bradford Milner


Jeffrey S. Muir

                                     I-14.

Michael A. Waddell


Hugh Stevenson


Oberon Management, Ltd.


Fluvia Investments, Ltd.


Alun Newby


Barbara Kay Newby


Steve Hill


Dave Roberts


Stephen J. Bistritz


Deborah L. Gallagher


Mark B. Gardner


Donnie M. Hardison, Jr.


John W. Harris


Rod Jones


Robert J. Knight, III


Jeff Fiedler

                                     I-15.

                                   Exhibit B

-------------------------------------------------------------------------------------------------------------
Name, Address and Taxpayer Identification               Number of Escrow Shares     Pro Rata Share of Escrow
Number of Stockholder                                                                         Fund
-------------------------------------------------------------------------------------------------------------
J. Alston Gardner                                                178,000                       48.26%
3489 Riverly Road
Atlanta, GA 30327
TIN # 240929945
-------------------------------------------------------------------------------------------------------------
The Gardner Family Grantor Retained Annuity Trust                 30,775                        8.34%
3489 Riverly Road
Atlanta, GA 30327
TIN # Applied For
-------------------------------------------------------------------------------------------------------------
Jeffrey S. Muir, Trustee U/A J. Alston Gardner                     4,616                        1.25%
dated 10/18/99, FBO Emma Gardner and Decendents
3489 Riverly Road
Atlanta, GA 30327
TIN # Applied For
-------------------------------------------------------------------------------------------------------------
Jeffrey S. Muir, Trustee U/A J. Alston Gardner                     4,616                        1.25%
dated 10/18/99, FBO Anna Gardner and Decendents
3489 Riverly Road
Atlanta, GA 30327
TIN # Applied For
-------------------------------------------------------------------------------------------------------------
Philip N. Rawlins                                                 23,186                        6.29%
5910 Park Lane
Dallas, TX 75225
TIN # 645440179
-------------------------------------------------------------------------------------------------------------
Philip Norman Rawlins, Trustee of the Philip N.                    3,207                        0.87%
Rawlins 1999 Trust U/A 11/15/99
5910 Park Lane
Dallas, TX 75225
TIN # Applied For
-------------------------------------------------------------------------------------------------------------
Wendy S. Lea                                                      26,393                        7.16%
5910 Park Lane
Dallas, TX 75225
TIN # 587886100
-------------------------------------------------------------------------------------------------------------

                                     I-16.

-------------------------------------------------------------------------------------------------------------
Name, Address and Taxpayer Identification               Number of Escrow Shares     Pro Rata Share of Escrow
Number of Stockholder                                                                         Fund
-------------------------------------------------------------------------------------------------------------
Nicholas J. Nascone                                               13,695                        3.71%
1728 Tamworth Court
Dunwoody, GA  30338
TIN # 292665766
-------------------------------------------------------------------------------------------------------------
Jeffrey S. Muir, Trustee of The Nascone Family                     2,462                        0.67%
Grantor Retained Annuity Trust U/A Nicholas J.
Nascone 10/18/99
1728 Tamworth Court
Dunwoody, GA  30338
TIN # Applied For
-------------------------------------------------------------------------------------------------------------
Fred R. Burton                                                     8,079                        2.19%
725 Orchard Point Drive
Dunwoody GA  30350
TIN # 265624476
-------------------------------------------------------------------------------------------------------------
Bradford Milner                                                    1,916                        0.52%
900 Edgewater Drive
Atlanta, GA  30328
TIN # 257748440
-------------------------------------------------------------------------------------------------------------
Jeffrey S. Muir                                                    1,916                        0.52%
4660 Brook Hollow Road, NW
Atlanta, GA  30327
TIN # 255760968
-------------------------------------------------------------------------------------------------------------
Michael A. Waddell                                                 2,770                        0.75%
3748 Vancouver Drive
Dallas, TX  75229
TIN # 260746666
-------------------------------------------------------------------------------------------------------------
Hugh Stevenson                                                         0                           0%
Tourniaux 14
1277 Borex
Switzerland
TIN # N/A
-------------------------------------------------------------------------------------------------------------
Oberon Management, Ltd.                                           21,304                        5.78%
PO Box 605
Le Marchant House
Le Marchant Street
St. Peter Port, Guernsey
GY1 4NP
British Virgin Islands
TIN # Foreign Holder - W-8
-------------------------------------------------------------------------------------------------------------

                                     I-17.

-------------------------------------------------------------------------------------------------------------
Name, Address and Taxpayer Identification               Number of Escrow Shares     Pro Rata Share of Escrow
Number of Stockholder                                                                         Fund
-------------------------------------------------------------------------------------------------------------
Fluvia Investments, Ltd.                                          21,304                        5.78%
PO Box 202
Sommerville House
Phillips Street, St. Helier
Jersey, British Virgin Islands
TIN # Foreign Holder - W-8
-------------------------------------------------------------------------------------------------------------
Alun Newby                                                        10,546                        2.86%
65 Botley Road
Chesham
Bucks
HP5 1XG
UK
TIN # Foreign Holder - W-8
-------------------------------------------------------------------------------------------------------------
Barbara Kay Newby                                                  4,520                        1.23%
65 Botley Road
Chesham
Bucks
HP5 1XG
UK
TIN # Foreign Holder- W-8
-------------------------------------------------------------------------------------------------------------
Steve Hill                                                         3,228                        0.88%
Firtress
78 Elvendon Road
Garing on Thames
RG80DR
UK
TIN # Foreign Holder - W-8
-------------------------------------------------------------------------------------------------------------
Dave Roberts                                                       3,228                        0.88%
12 Wyndham Road
Woking
Surrey
GU21 3DS
UK
TIN # Foreign Holder - W-8
-------------------------------------------------------------------------------------------------------------
Stephen J. Bistritz                                                  385                         0.1%
3752 Westbrooke Circle
Atlanta, GA  30319
TIN # 139340826
-------------------------------------------------------------------------------------------------------------

                                     I-18.

-------------------------------------------------------------------------------------------------------------
Name, Address and Taxpayer Identification               Number of Escrow Shares     Pro Rata Share of Escrow
Number of Stockholder                                                                         Fund
-------------------------------------------------------------------------------------------------------------
Deborah L. Gallagher                                                 385                         0.1%
2282 Brookelake Drive
Atlanta, GA  30338
TIN # 018465181
-------------------------------------------------------------------------------------------------------------
Mark B. Gardner                                                      385                         0.1%
144 Panorama Place
Friday Harbor, WA  98250
TIN # 243866571
-------------------------------------------------------------------------------------------------------------
Donnie M. Hardison, Jr.                                              385                         0.1%
6 Greenbrier Circle
Newtown, PA  18940-2619
TIN # 239783834
-------------------------------------------------------------------------------------------------------------
John W. Harris                                                       385                         0.1%
4420 Park Center Drive, SW
Atlanta, GA  30331-2065
TIN # 260701972
-------------------------------------------------------------------------------------------------------------
Rod Jones                                                            385                         0.1%
Woodside House
23 Knottocks Drive
Beaconsfield
Bucks
HP92AH
UK
TIN # N/A- Foreign Holder - W-8
-------------------------------------------------------------------------------------------------------------
Robert J. Knight, III                                                385                         0.1%
205 Creffield Heights
Monte Sereno, CA  95030
TIN # 261888635
-------------------------------------------------------------------------------------------------------------
Jeff Fiedler                                                         385                         0.1%
16711 Magneson Loop
Los Gatos, CA  95032
TIN # 570022853 (Living Abroad - has signed a W-8)
-------------------------------------------------------------------------------------------------------------
Total                                                            368,841                         100%
-------------------------------------------------------------------------------------------------------------

                                     I-19.

                                   Exhibit C


                     Schedule of Fees for Escrow Services
                      Siebel Systems, Inc./OnTarget, Inc.


Acceptance Fee:                                                       $1,000.00

     An acceptance fee will only be charged if we are requested to review the documentation and close the Escrow within two days.


Legal Counsel:                                                          at cost

     State Street will engage the firm of Shipman & Goodwin, Daniel P. Brown, Esq. to review and comment on the form of agreement.

Annual Escrow Agent Fee:                                              $3,500.00

     Payable at funding and annually thereafter, if applicable. Compensates State Street for administrative services in accordance with the Escrow Agreement.

     PRO-RATA CALCULATIONS: Should the Escrow Agreement require pro-rata distribution of investment income to the beneficiaries, the annual fee noted above includes calculations and tax report for up to ten (10) beneficiaries. State Street will assess an additional
     $250 for each beneficiary pro-rata calculations beyond the first ten.

Claims (if applicable):
     Uncontested                                                        $250.00
     Contested                                                   Billed at Cost

Preparation of 1099's (if applicable, each 1099):                       $ 15.00

International Wire Transfer Fee (if applicable):                        $ 25.00
     This fee will be deducted from wire amount.

Investment Fee:                                                         $ 65.00
     Per security purchased (i.e. Treasuries, Agencies, etc.)

Investment In State Street Investment Vehicles:          40 Basis Points (.0040)
     (Calculated on  the Average Daily  Net  Assets)

Investment Vehicles:
     SSgA Prime Money Market Fund
     SSgA US Treasury Money Market Fund
     SSgA Tax Free Money Market Fund

State Street Insured Money Market (IMMA):                    No Transaction Fee

Out-of-pocket Expense:  At Cost

                                     I-20.

                                   Exhibit J

                     Form of Registration Rights Agreement

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement") is made and entered into as of November 30, 1999, by and among: Siebel Systems, Inc., a Delaware corporation ("Parent"); and the representative of the shareholders of OnTarget, Inc., a Georgia corporation (the "Company"), identified on the signature page hereto (the "Stockholders' Agent").

                                   Recitals

     A. Parent, SE Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of November 17, 1999 (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and into the Company and the shareholders of the company (the "Stockholders") will have the right to receive shares of common stock of Parent. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement.

     B. Parent has agreed to provide the Stockholders with certain registration rights as more fully described herein.

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

                            SECTION 1: Registration

     1.1 Registrable Shares. As used in this Agreement, "Registrable Shares" means the shares of Parent Common Stock issued to the Stockholders pursuant to
Section 1.5 of the Reorganization Agreement and any shares of Parent Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; provided, however, that Registrable Shares shall cease to be Registrable Shares when (i) a registration statement covering such Registrable Shares shall have become effective under the Securities Act of 1933, as amended (the "1933 Act"), and such Registrable Shares shall have been disposed of in accordance with such registration statement, or (ii) such Registrable Shares may be transferred pursuant to Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144"); and provided further, that Registrable Shares shall not include any shares of Parent Common Stock held in any "Escrow Account" pursuant to the Escrow Agreement dated of even date herewith among the Stockholders, J. Alston Gardner, as Stockholders' Agent and State Street Bank and Trust Company of California, N.A., as escrow agent. The Stockholders desiring to sell shares of Parent Common Stock received pursuant to
Section 1.5 of the Reorganization Agreement, in accordance with Rule 144 shall provide such Rule 144 representation letters in usual and customary form and other usual customary documents as may reasonably be requested by Parent.

                                     J-1.

     1.2  Registration.

          (a) As soon as practicable after the Closing of the Merger and in any event, within 30 days after the Closing Date, Parent shall prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Registrable Shares. Parent shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing.

          (b) The Stockholders shall furnish such information as Parent may reasonably request in connection with the preparation of the Registration Statement. Upon the effectiveness of the Registration Statement with the SEC, pursuant to the terms of this Agreement, the Registrable Shares may be sold in accordance with the Registration Statement under the 1933 Act. Subject to the terms of this Agreement, including, without limitation, Sections 2.4, 3.2 and 4.1, Parent shall use reasonable efforts to cause the Registration Statement to remain effective until the earliest of (i) the date on which all Registrable Shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement; and (ii) one year after the Closing Date.

     1.3 Other Shares. Parent may include in the Registration Statement any other shares of Parent Common Stock (including issued and outstanding shares of Parent Common Stock as to which the holders thereof have contracted with Parent for "piggyback" registration rights).

                        SECTION 2: Parent's Obligations

     In connection with the Registration Statement referred to in Section 1.2, Parent shall:

     2.1 Registration Statement. Prepare and file with the SEC the Registration Statement with respect to the Registrable Shares and thereafter use its reasonable efforts to cause the Registration Statement to become and remain effective for the period as set forth in Section 1.2.

     2.2 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period set forth in Section 1.2 and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of the shares of Parent Common Stock covered by the Registration Statement.

     2.3 Copies of Offering Documents. Furnish to the Stockholders such numbers of copies of the Registration Statement, prospectus, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, such documents incorporated by reference in the Registration Statement and such other documents as the Stockholders reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares.

     2.4 Misleading Prospectus. Promptly notify each Stockholder, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered

                                     J-2.

under the 1933 Act, upon Parent becoming aware that the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and immediately thereafter, use reasonable efforts to prepare and file with the SEC as soon as possible and furnish to each Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

     2.5 Rule 144. Use its reasonable efforts to file in a timely manner any reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and take such further action as the Stockholders may reasonably request, all from time to time to enable each Stockholder to sell the Registrable Shares owned by it without registration under the 1933 Act pursuant to the exemption provided by Rule 144.

     2.6 Blue Sky Filings. Use its reasonable efforts to register and qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                   SECTION 3: The Stockholders' Obligations

     In connection with the Registration Statement referred to in Section 1.2, the Stockholders shall each:

     3.1 Other Documents and Information. Complete, execute, acknowledge and/or deliver such questionnaires, indemnification agreements, custody agreements, underwriting agreements (if the registration is underwritten) and other documents, certificates and instruments as are reasonably required by Parent or any underwriter(s) or are otherwise necessary in connection with the registration and offering. Each Stockholder shall promptly provide to Parent such information concerning such Stockholder, their ownership of Parent's securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by Parent.

     3.2 Cessation of Offering. Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.4, immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such shares until the Stockholders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4, and, if so directed by Parent, deliver to Parent all copies of the prospectus covering such Registrable Shares in such Stockholder's possession at the time of receipt of such notice.

     3.3 No Preliminary Prospectus. No Stockholder and no person or entity acting on any Stockholder's behalf (other than an underwriter selected by Parent or approved by Parent) shall offer any Registrable Shares by means of any preliminary prospectus.

                            SECTION 4: Limitations

     4.1 Other Transactions. Parent shall not be obligated to effect a registration pursuant to Section 1, or to file any amendment or supplement thereto, and may suspend the Stockholders' rights to make sales pursuant to an effective registration pursuant to Section 1, at any time when Parent, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would (i) materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto or (ii) be seriously detrimental to Parent and its stockholders, in which event (under clause (i) or (ii) above) Parent's sole relief from its registration obligations is the right to defer filing of a registration statement (or to suspend the Stockholders' rights to make sales pursuant to an effective registration pursuant to Section 1) for a period of not more than 60 days; provided, however, that Parent shall not utilize the right described in this
Section 4.1 more than twice in any 12-month period.

                   SECTION 5:  Expenses and Indemnification

     5.1 Certain Fees and Commissions. Parent shall pay its own legal and accounting fees and all printing fees in connection with the Registration Statement. Parent shall reimburse the Stockholders up to a total of $5,000 for reasonable legal fees and costs incurred by the Stockholders in connection with the initial preparation and filing of the Registration Statement. The Stockholders shall pay any additional fees and costs of their own counsel and all underwriting discounts, commissions and expenses of underwriters or brokers incurred in connection with the offering and sale of the Registrable Shares.

     5.2 Other Expenses. Parent shall pay all registration and filing fees attributable to the Registrable Shares and the listing fee payable to the Nasdaq National Market.

     5.3 Indemnification. In the event any Registrable Shares are included in a registration statement under Section 1:

          (a) Indemnification by Parent. To the extent permitted by law, Parent will indemnify and hold harmless each Stockholder, such Stockholder's heirs, successors and assigns, any underwriter (as defined in the 1933 Act) for such Stockholder (if selected by Parent or approved by Parent), and each person, if any, who controls such Stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus (not prohibited by Section 3.3) or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state


                                     J-4.

therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; and Parent will reimburse each such Stockholder, such Stockholder's heirs, successors and assigns, underwriter (if selected by Parent or approved by Parent) or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnification and other rights provided for in this Section 5.3(a) shall not apply (i) to any such loss, claim, damage, liability, or action insofar as it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus or final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Stockholder or (ii) if the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares which are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Shares to such person because of the failure of such Stockholder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary pro spectus or the final prospectus (or the final prospectus as amended and supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder, underwriter or controlling person and shall survive the transfer of the Registrable Shares by such Stockholder.

          (b) Indemnification by Stockholders. To the extent permitted by law, each Stockholder will severally (but not jointly and pro rata with the other Stockholders) indemnify and hold harmless Parent, its successors and assigns, its officers and directors, any underwriter (as defined in the 1933 Act) with respect to the Registrable Shares, and each person, if any, who controls Parent or any such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in such registration by such Stockholder, or (ii) the failure of such Stockholder or any underwriter with respect to the Registrable Shares held by such Stockholder at or prior to the written confirmation of the sale of the Registrable Shares held by such Stockholder to send or arrange delivery of a copy of an amended preliminary prospectus

                                     J-5.

or the final prospectus (or the final prospectus as amended or supplemented) to the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares which is the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). Each Stockholder will reimburse Parent and each such officer or director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such officer, director, underwriter or controlling person and shall survive the transfer of the Registrable Shares by such Stockholder.

          (c) Indemnification Procedures. Promptly after receipt by a person who may be entitled to indemnification under this Section 5.3 (an "indemnified party") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under this Section 5.3, such indemnified party will, if a claim in respect thereof is to be made against any person who must provide indemnification under this Section 5.3 (an "indemnifying party"), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if (i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in
Section 5.3(a) or Section 5.3(b) shall be available to any party who shall fail to give notice as provided in this Section 5.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice.

                          SECTION 6: Other Provisions

     6.1 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered in the manner and to the address or facsimile telephone number set forth in Section 10.5 of the Reorganization Agreement (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

                                     J-6.

     6.2 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     6.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     6.4 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     6.5 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Stockholder may assign such Stockholder's rights under this Agreement without the express prior written consent of Parent, provided, however, that (i) upon the death of a Stockholder, such Stockholder's rights under this Agreement shall be transferred to the person(s) who receive such Stockholder's Parent Common Stock under the laws of descent and distribution, and (ii) a Stockholder may assign such Stockholder's rights under this Agreement to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which the Stockholder transfers Registrable Shares. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Stockholders' Agent; the Stockholders; Parent; and the respective successors and assigns, if any, of the foregoing.

     6.6 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     6.7 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and the Stockholders' Agent (acting on behalf of and for all of the Stockholders).

     6.8 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is

                                     J-7.

determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     6.9 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     6.10 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     6.11 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                                     J-8.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                  Siebel Systems, Inc.


                                  __________________________________
                                  By:_______________________________
                                  Title:____________________________


                                  Stockholders' Agent


                                  By:_______________________________
                                  Name:  J. Alston Gardner

                                     J-9.

                                   Exhibit K
          Form of Tax Representation Letter of Parent and Merger Sub

                                    FORM OF
                           TAX REPRESENTATION LETTER
                    TO BE EXECUTED BY PARENT AND MERGER SUB

                             _______________, 1999


Kilpatrick Stockton LLP                     Cooley Godward LLP
3500 One First Union Center                 Five Palo Alto Square
301 South College Street                    3000 El Camino Real
Charlotte, NC 28202-6001                    Palo Alto, CA 94306


     The undersigned are officers of Siebel Systems, Inc., a Delaware corporation ("Parent") and Se Acquisition Corp., a Delaware corporation that is a wholly-owned subsidiary of Parent ("Merger Sub"). This certificate is provided in connection with the proposed merger of Merger Sub with and into OnTarget, Inc., a Georgia corporation (the "Company"), with the Company surviving the merger (the "Merger"), all pursuant to that certain Agreement and Plan of Merger and Reorganization by and among Parent, Merger Sub and the Company, dated as of November 17, 1999, and exhibits thereto (collectively, the "Agreement"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

     On behalf of Parent and Merger Sub, respectively, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true, and will continue to be true as of the Closing Date and Effective Time for the Merger, and thereafter as relevant.

     1. Merger Sub is a newly-formed corporation that was created for the sole purpose of facilitating Parent's acquisition of the Company. Merger Sub has not conducted and is not conducting any business activities and has no significant assets.

     2. Following the Merger, the Company will continue to hold at least 90 percent of the fair market value of its net assets determined immediately prior to the Merger and at least 70 percent of the fair market value of its gross assets determined immediately prior to the Merger. Following the Merger, the Company will hold at least 90 percent of the fair market value of Merger Sub's net assets determined immediately prior to the Merger and at least 70 percent of the fair market value of Merger Sub's gross assets determined immediately prior to the Merger. For purposes of this representation, (i) amounts paid by the Company or Merger Sub to dissenters, (ii) amounts paid by the Company or Merger Sub to stockholders who receive cash or other property, including cash paid to Company stockholders in lieu of fractional shares of Parent stock, (iii) amounts used by the Company or Merger Sub to pay expenses or liabilities incurred in connection with the Merger, (iv) amounts used for any redemption or distribution (except for regular, normal dividends) made by the Company or Merger Sub prior to or subsequent to the

                                     K-1.

Merger and in contemplation thereof or related thereto, and (v) any asset disposed of by the Company or Merger Sub, other than in the ordinary course of business, during the period ending

     3. On the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between the Company and Parent regarding the Merger (the "Pre-Merger Period")), will be included as assets of the Company or Merger Sub, respectively, immediately prior to the Merger but not subsequent to the Merger.

     4. Prior to the Merger, Parent will be in Control of Merger Sub. As used herein, "Control" shall mean direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

     5. Parent will acquire Control of the Company in the Merger solely in exchange for Parent voting common stock. For purposes of this paragraph, shares of stock of the Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to stockholders of the Company perfecting dissenters' rights, if any, or in lieu of fractional shares of Parent stock) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of Parent stock.

     6. Parent has no plan or intention to cause the Company to issue, after the Merger, additional shares of stock (or rights to acquire shares of Company stock) or to take any other action that would result in Parent losing Control of the Company.

     7. Parent has no plan or intention to reacquire, directly or indirectly (through one or more related parties as defined in Treas. Reg. Section 1.368-1(e)(3)), any of its stock issued in the Merger. For purposes of this representation, it should be noted that Parent may from time to time repurchase some of its issued and outstanding common stock in open market repurchase transactions unrelated to the Merger. Prior to the Effective Time, neither Parent nor any person related to Parent (within the meaning of Treas. Reg.
Section 1.368-1(e)(3)) will acquire any Company stock except pursuant to the Agreement.

     8. Except for transfers described in Section 368(a)(2)(C) of the Code or Treas. Reg. Section 1.368-2(k)(2), Parent has no plan or intention to: (i) cause the Company to sell, transfer or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub except for dispositions made in the ordinary course of business or for the payment of expenses incurred by the Company in the Merger; (ii) liquidate the Company; (iii) merge the Company with or into another corporation including Parent or its affiliates; (iv) sell, distribute or otherwise dispose of the stock of the Company; or (v) to cause the Company to sell, distribute, or otherwise dispose of the stock of the Company.

     9. In the Merger, Merger Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities except to the extent incurred in

                                     K-2.

connection with the transactions contemplated in the Agreement. At the Effective Time, Merger Sub's liabilities will not exceed the tax basis of its assets.

     10. Parent intends that, following the Merger, the Company will continue its historic business or Parent will use a significant portion of the Company's historic business assets in a business. For this purpose, Parent shall be treated as continuing the business and holding the assets of related entities, as described in Treas. Reg. Section 1.368-1(d)(4).

     11. Neither Parent nor any Parent subsidiary owns, or has owned during the past five (5) years, directly or indirectly, any shares of Company stock, or the right to acquire or vote any such stock. To Parent's knowledge, no person related to Parent within the meaning of Treas. Reg. Section 1.368-1(e)(3) owns, or has owned during the past five (5) years, any shares of Company stock, or the right to acquire or vote any such stock.

     12. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (i) the Stock Purchase was not made by such Stockholder as a representative of Parent; (ii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was not advanced, and will not be reimbursed, either directly or indirectly, by Parent; (iii) at no time was such Stockholder or any other party required or obligated to surrender to Parent the Company stock acquired in the Stock Purchase, and neither such Stockholder nor any other party will be required to surrender to Parent the Parent stock for which such shares of stock of the Company will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger.

     13. The transfer of cash to Company stockholders in lieu of fractional Parent voting common stock shares, if any, is solely for the purpose of avoiding the expense and inconvenience to Parent of accounting for fractional shares and does not represent separately bargained-for consideration. The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent stock.

     14. Except with respect to payments of cash in lieu of fractional shares of Parent voting common stock and cash paid for Company dissenting shares, if any, one hundred percent (100%) of the Company stock outstanding immediately prior to the Merger will be exchanged solely for Parent voting common stock. Thus, except as set forth in the preceding sentence, Merger Sub and Parent intend that no consideration other than Parent voting common stock be paid or received (directly or indirectly, actually or constructively) for Company stock.

     15. The total fair market value of all consideration other than Parent voting common stock received by Company stockholders in exchange for their Company stock in the Merger (including, without limitation, cash paid to Company stockholders exercising dissenters' rights and cash paid to Company stockholders in lieu of fractional shares of Parent voting common stock) will be no greater than five percent (5%) of the aggregate fair market value of Company stock outstanding immediately prior to the Merger.

                                     K-3.

     16. No shares of Merger Sub have been or will be used as consideration or issued to stockholders of the Company in the Merger.

     17. Parent and Merger Sub will each pay its own expenses in connection with the Merger as contemplated by the Agreement, except as otherwise provided in the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg.
Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

     18. There is no inter-corporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of the Company or any Company stockholder in connection with the Merger.

     19. None of the payments to be received by any stockholder-employee of the Company which are designated as compensation are actually separate consideration for, or allocable to, any of their shares of Company stock; none of the shares of Parent stock received by Company stockholders in the Merger will be separate consideration for, or allocable to, any employment agreement, any covenant not to compete, or similar agreement; and the compensation to be paid to any stockholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     20.  Neither Parent nor Merger Sub is an investment company as defined in
Section 368(a)(2)(F) of the Code.

     21. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes.

     22. The terms of the Agreement and the agreements related thereto are the product of arm's length negotiations.

     23. The fair market value of the Parent stock received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefor, and the aggregate consideration received by the Company stockholders in exchange for their Company stock will be approximately equal to the fair market value of all of the outstanding shares of Company stock immediately prior to the Merger.

     24. There are no other agreements, arrangements or understandings among any of Parent, Merger Sub, the Company and/or any of their subsidiaries, affiliates or stockholders bearing on the terms of the Merger other than those described or referenced in the Agreement.

     25. Parent and Merger Sub are authorized to make all of the representations set forth herein, and the undersigned are authorized to execute this certificate on behalf of Parent and Merger Sub.

                                     K-4.

     The undersigned recognize that (i) counsel to and auditors for the Company and counsel to and auditors for Parent and Merger Sub will rely upon the foregoing representations in evaluating the qualification of the Merger as a reorganization under US federal income tax laws and (ii) the opinions will be subject to certain limitations and qualifications (including that they may not be relied upon if any such representations are not accurate in all material respects). If, prior to the Effective Time, any of the representations set forth herein cease to be accurate in any material respect, the undersigned agrees to deliver immediately a written notice to that effect.

     The undersigned recognizes that the opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.



                                                Siebel Systems, Inc., a Delaware
                                                corporation:

                                                By:____________________________
                                                Date:__________________________

                                                SE Acquisition Corp., a Delaware
                                                corporation:

                                                By:____________________________
                                                Date:__________________________


                                     K-5.

                                   Exhibit L

               Form of Tax Representation Letter of the Company

                                    FORM OF
                           TAX REPRESENTATION LETTER
                         TO BE EXECUTED BY THE COMPANY

                             _______________, 1999


Kilpatrick Stockton LLP                 Cooley Godward LLP
3500 One First Union Center             Five Palo Alto Square
301 South College Street                3000 El Camino Real
Charlotte, NC 28202-6001                Palo Alto, CA 94306


     The undersigned is an officer of OnTarget, Inc., a Georgia corporation (the "Company"). This certificate is provided in connection with the proposed merger of SE Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly-owned subsidiary of Siebel Systems, Inc., a Delaware corporation ("Parent"), with and into the Company, with the Company surviving the merger (the "Merger"), all pursuant to that certain Agreement and Plan of Merger and Reorganization by and among Parent, Merger Sub and the Company, dated as of November 17, 1999, and exhibits thereto (collectively, the "Agreement"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

     On behalf of the Company, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true, and will continue to be true as of the Closing Date and Effective Time for the Merger, and thereafter as relevant:

     1. Following the Merger, the Company will continue to hold at least 90 percent of the fair market value of its net assets determined immediately prior to the Merger and at least 70 percent of the fair market value of its gross assets determined immediately prior to the Merger. Following the Merger, the Company will hold at least 90 percent of the fair market value of Merger Sub's net assets determined immediately prior to the Merger and at least 70 percent of the fair market value of Merger Sub's gross assets determined immediately prior to the Merger. For purposes of this representation, (i) amounts paid by the Company or Merger Sub to dissenters, (ii) amounts paid by the Company or Merger Sub to stockholders who receive cash or other property, including cash paid to Company stockholders in lieu of fractional shares of Parent stock, (iii) amounts used by the Company or Merger Sub to pay expenses or liabilities incurred in connection with the Merger, (iv) amounts used for any redemption or distribution (except for regular, normal dividends) made by the Company or Merger Sub prior to the Merger and in contemplation thereof or related thereto, and (v) any asset disposed of by the Company or Merger Sub, other than in the ordinary course of business, during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between the Company and Parent regarding the Merger (the "Pre-Merger Period")), will be included as assets of the Company or Merger Sub, respectively, immediately prior to the

                                     L-1.

Merger but not subsequent to the Merger. The Company is under no obligation to dispose of any assets of the Company or Merger Sub at any time subsequent to the Merger.

     2. The Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business, and (ii) payments for expenses incurred in connection with the Merger.

     3. In the Merger, shares of Company stock representing Control of the Company will be exchanged solely for voting common stock of Parent; at the time of the Merger, there will exist no rights of any kind (including without limitation warrants, options, convertible securities, contingent rights, informal or unwritten rights) to acquire Company stock or to vote (or restrict or otherwise control the vote of) Company stock which, if exercised, could affect Parent's acquisition and retention of Control of the Company . For purposes of this representation, shares of Company stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to stockholders of the Company perfecting dissenters' rights, if any, or in lieu of fractional shares of Parent stock) will be treated as Company stock outstanding on the date of the Merger but not exchanged for voting common stock of Parent. As used herein, the term "Control" shall mean direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

     4. At the Effective Time of the Merger, there will be no declared but unpaid dividends on shares of Company stock.

     5. At the Effective Time of the Merger, the fair market value of the Company's assets will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

     6. The Company has no obligation, understanding, agreement, plan or intention to issue additional shares of stock after the Merger that would result in Parent losing Control of the Company.

     7. Other than shares of Company stock or options to acquire Company stock issued as compensation to present or former service providers (including, without limitation, employees or directors) of the Company in the ordinary course of business, if any, no issuances of Company stock or rights to acquire the Company have occurred or will occur during the pre-Merger Period other than pursuant to options, warrants, or agreements outstanding prior to the Pre-Merger Period.

     8. The Company has no plan or intention, and is under no obligation, to discontinue its business, to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub in the Merger except for dispositions made in the ordinary course of business, the

                                     L-2.

payment of expenses incurred by the Company pursuant to the Merger, or transfers of assets to a corporation controlled by the Company, as described in
Section 368(a)(2)(c) of the Code or Treas. Reg. Section 1.368-2(k).

     9. The total fair market value of all consideration other than Parent common stock received by Company stockholders for Company common stock in the Merger (including, without limitation, cash paid to Company stockholders perfecting dissenters' rights and cash paid to Company stockholders in lieu of fractional shares of Parent voting common stock), will be less than five percent (5%) of both (1) the total fair market value of all the consideration transferred to Company stockholders in the Merger, and (2) total fair market value of all the Company's common stock outstanding at the Effective Time of the Merger. In addition, at the Effective Time of the Merger, the fair market value of the Parent common stock received by each Company stockholder will be approximately equal to the fair market value of the shares of Company stock surrendered in exchange therefor, and the aggregate consideration received by Company stockholders in exchange for their Company shares will be approximately equal to the aggregate fair market value of all of the outstanding shares of Company stock immediately prior to the Merger.

     10. The Company, and persons related to the Company (as defined in Treas. Reg. Section 1.368-1(e)(3), determined without regard to (e)(3)(i)(A)), prior to the Effective Date of the Merger will not have redeemed, purchased or otherwise acquired Company stock except as set forth in the Agreement or the Disclosure Schedule thereto, and the Company has not made any extraordinary distributions (as described in Treas. Reg. Section 1.368-1T(e)) with respect to its stock, prior to and in connection with the Merger. For purposes of this representation, extraordinary distributions will not include periodic dividends that are consistent with the Company's historic dividend practices.

     11. The Company has no knowledge of any plan or intention of Parent to reacquire any of its stock issued pursuant to the Merger.

     12. The transfer of cash to Company stockholders in lieu of fractional shares of Parent voting common stock, if any, is solely for the purpose of avoiding the expense and inconvenience to Parent of accounting for fractional shares and does not represent separately bargained-for consideration. The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent stock.

     13. Except with respect to payments of cash to Company stockholders in lieu of fractional shares of Parent voting common stock and cash paid for Company stockholders perfecting dissenters' rights, if any, or as otherwise provided in the Agreement, one hundred percent (100%) of the Company stock outstanding immediately prior to the Merger will be exchanged solely for Parent voting common stock. Thus, except as set forth in the preceding sentence, the Company intends that no consideration other than Parent voting common stock be paid or received (directly or indirectly, actually or constructively) for Company stock.

                                     L-3.

     14. The Company and the stockholders of the Company will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement, except as otherwise provided in the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

     15. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger, and to the best knowledge of the management of the Company, Parent will assume no liabilities of the Company or any Company stockholder in connection with the Merger.

     16. None of the payments received by any stockholder-employee of the Company which have been designated as compensation are actually separate consideration for, or allocable to, any of their shares of Company stock; none of the shares of Parent stock received by Company stockholders in the Merger will be separate consideration for, or allocable to, any employment agreement, any covenant not to compete, or similar agreement; and the compensation to be paid to any stockholder of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     17. The Company is not an investment company as defined in Section 368(a)(2)(F) of the Code, and is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     18. There are no other agreements, arrangements or understandings among any of Parent, Merger Sub, the Company and/or any of their subsidiaries, affiliates or stockholders other than those described or referenced in the Agreement.

     19. The Company's principal reasons for participating in the Merger are bona fide business purposes not related to taxes.

     20. The terms of the Agreement and the agreements related thereto are the product of arm's length negotiations.

     21. The liabilities of the Company have been incurred by the Company in the ordinary course of business.

     22. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase") to the best knowledge of the Company:
(i) the Stock Purchase was made by such Stockholder on its own behalf, rather than as a representative, or for the benefit, of Parent; and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger.

                                     L-4.

     23. The Company is authorized to make all of the representations set forth herein, and the undersigned is authorized to execute this certificate on behalf of the Company.

     The undersigned recognizes that (i) counsel to and auditors for the Company and counsel to and auditors for Parent and Merger Sub will rely upon the foregoing representations in evaluating the qualification of the Merger as a reorganization under US federal income tax laws and (ii) the opinions will be subject to certain limitations and qualifications (including that they may not be relied upon if any such representations are not accurate in all material respects). If, prior to the Effective Time, any of the representations set forth herein cease to be accurate in any material respect, the undersigned agrees to deliver immediately a written notice to that effect.

     The undersigned recognizes that the opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                        OnTarget, Inc., a Georgia corporation:

                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________
                                        Date:__________________________________

                                     L-5.

                                   Exhibit M

             Individuals included in the definition of "knowledge"

Fred Burton
J. Alston Gardner
Wendy Lea
Jeffrey Muir
Nicholas Nascone
Philip Rawlins
Hugh Stevenson
Dennis Kubacak

                                     L-6.